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                                                                   EXHIBIT 10.49



                  MASTER BROADBAND NETWORK SERVICES AGREEMENT

                                     BETWEEN



                                 TELOCITY, INC.

                                       AND

                            GENERAL ELECTRIC COMPANY



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                   MASTER BROADBAND NETWORK SERVICES AGREEMENT

        This Master Broadband Network Services Agreement ("Agreement") is made as of this _____ day of February, 2000 ("Effective Date") by and between Telocity, Inc., a California corporation, having a place of business located at 10355 North De Anza Boulevard, Cupertino, California 95014 ("Telocity"), and General Electric Company, a New York corporation having its principal place of business located at 3135 Easton Turnpike, Fairfield, Connecticut 06431 ("GE").

                                   Background

        WHEREAS, Telocity is in the business of providing broadband telecommunications services and related equipment, technology and services that allow users high-speed access to the Internet via a proprietary residential gateway device; and

        WHEREAS, GE wishes to have Telocity provide such telecommunications services to GE and its Affiliates so that GE and its Affiliates' employees who telecommute can access GE's private network and the Internet via Telocity's virtual private network.

        NOW, THEREFORE, in consideration of the foregoing and the covenants set forth below, the parties agree as follows:

                                    Agreement

1.  DEFINITIONS.

      1.1 "Affiliate" means any entity controlled by, controlling, or under common control with, GE. For the purposes of this definition, the term "control" shall mean the ownership of voting stock or other equity interest entitling GE to exercise more than twenty percent (20%) of the voting rights of the entity.

      1.2 "Affinity User" means any third party that signs up with Telocity for Telocity Services on Telocity's Internet web site who, during the signup process for the Telocity services, provides GE's unique "affinity code" established by Telocity.

      1.3 "GE Network Edge Locations" means those GE location(s) where certain Telocity Equipment will be located as set forth and listed on Exhibit F ("GE Network Edge Locations for Telocity Equipment Co-location").

      1.4 "GE Responsible User" means a Telecommuter.

      1.5 "Intellectual Property Rights" means copyright rights, trademark rights, patent rights, trade secrets, moral rights, right of publicity, right of privacy, authors' rights, goodwill and all other intellectual property rights as may exist now and/or hereafter come into existence and all renewals and extensions thereof, regardless of whether such rights arise under the law of the United States or any other state, country or jurisdiction.



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      1.6 "IP Address" means a single Internet protocol address.

      1.7 "Launch Date" means the date that Telocity will accept Orders in a defined geographical area.

      1.8 "Location" means a Telecommuter's small office/home office street address as specified in an Order to which Telocity Services will be made available pursuant to this Agreement.

      1.9 "Minimum System Requirements" means the minimum computer system requirements for the computer that the Residential Gateway will connect to and operate with as set forth on Exhibit B ("Minimum System Requirements").

      1.10 "Order" means a request for Telocity Services submitted to Telocity by GE or its Telecommuters pursuant to this Agreement.

      1.11 "Residential Gateway" means Telocity's proprietary hardware unit, consisting of a digital subscriber line modem (or a modem supporting such other broadband connectivity as may be utilized to provide Telocity services), an analog modem and a microprocessor, as well as any software or other technology incorporated therein (including minor and major improvements thereto) and documentation relating thereto.

      1.12 "Telecommuters" mean employees, contractors or other designated personnel of GE and its Affiliates permitted to Order Telocity Services under this Agreement for whose Telocity Services GE will be financially responsible.

      1.13 "Telocity Equipment" means the telecommunications hardware, software and other equipment provided by Telocity pursuant to this Agreement, including, but not limited to, the Residential Gateway, which is described in Exhibit H.

      1.14 "Telocity Services" mean the broadband telecommunications services offered by Telocity via the Residential Gateway, initially consisting of high speed Internet access, as described in Exhibit I.

      1.15 "Users" means, collectively, Telecommuters and Affinity Users.

2.  AFFILIATES.

      2.1 Affiliates' Acceptance of Agreement. This Agreement sets forth the general terms and conditions under which Telocity will provide Telocity Services to GE and its Affiliates. Any Affiliate will have the right (but not obligation) to enter into this Agreement and be bound by its terms and conditions. An Affiliate agrees to be and will be bound by this Agreement upon the placement of the initial Order by the Affiliate, provided that GE approves the Order, at which point the Affiliate becomes "GE" under this Agreement. GE shall be deemed to have approved the Order if: (a) the Affiliate is shown on Exhibit H ("GE Authorized Affiliates") attached hereto and made a part hereof; (b) the Affiliate is authorized by a sourcing, telecom or information technology manager in any of the GE Authorized Affiliates shown on Exhibit H; (c) the Affiliate provides a complete Order via a secure Internet site established by GE and Telocity for the


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purpose of receiving on-line broadband service orders under procedures agreed upon by GE and Telocity; or (d) the Affiliate is approved by one of the following: the Manager, Broadband Services, GE Information Delivery Services; the Manager, Telecom Sourcing, GE Global Services Operation; or such other individual as GE specifies in a written notice to Telocity stating that the party is authorized to approve new Affiliate Orders. To the extent that any Affiliate subsequently contests its being bound by or otherwise fails to perform any of its obligations or duties under this Agreement, GE shall be responsible for the performance of the Affiliate's obligations; provided GE had approved or had been deemed under this Agreement to have approved the Order, and further provided that Telocity has first made every reasonable effort to obtain performance, including but not limited to attempting to collect any proper payment due directly from the Affiliate that placed or is responsible for the Order. No Affiliate that becomes bound to this Agreement may vary the terms and conditions of this Agreement without GE's prior written approval. Notwithstanding anything to the contrary herein, a GE Authorized Affiliate may enter into a modified version of this Agreement only with GE's written consent.

        2.2 GE Rejection of Affiliate. If GE does not approve an Affiliate to be bound by this Agreement, Telocity and the Affiliate may enter into a separate Agreement for the Telocity Services. In such case, any subscribers generated will not count for GE in determining its number of subscribers for any reason under this Agreement and GE shall not be responsible for the performance of such Affiliate's obligations.

        2.3 Existing Relationships. Nothing in this Agreement will supersede or alter any obligation or duty existing as of the Effective Date between Telocity and any Affiliate of GE, including the National Broadcasting Company, Inc. and NBC Internet Inc.

3.  ORDERS AND USER ACTIVATION.

        3.1 Order Placement by Telecommuters. From time to time during the term of this Agreement, GE may place Orders with Telocity for Telecommuters to receive Telocity Services in certain Locations. Each Order shall be submitted on a form designated by Telocity that is reasonably acceptable to GE. The Order form shall require GE to provide each Telecommuter's name, unique identifier, Location telephone number, Location address, business e-mail address, and number of IP Addresses for each Location, as well as any other information and authorizations as may be reasonably requested by Telocity.

        3.2 Additional Wiring or Splitters. If Telocity determines that a Location specified in an Order requires additional inside and/or outside wiring or the installation of a splitter, Telocity will arrange at no additional charge to GE, subject to the provisions of Section 3.3, for the appropriate Telocity connectivity provider in the Telecommuter's Location to provide the installation as soon as reasonably practicable. In no event shall Telocity be responsible for the payment of any other costs or expenses for such Location, including without limitation any filters.

        3.3 Excessive Installation Charges. Once Telocity becomes aware that the installation of a Location specified in an Order will result in charges to Telocity that exceed $1500, Telocity will notify GE. Within seven (7) business days, GE will have the option of either agreeing to pay



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Telocity the additional charges beyond $1500 or of canceling the Order. If GE does not respond within seven (7) business days, Telocity shall cancel the Order. If an Order is canceled under this Section, in no event will the Order count against Telocity in any measurement used for determining Telocity's performance under this Agreement, nor will the Order count for GE in determining its number of subscribers for any reason under this Agreement.

        3.4 Service Area Locations and Forecasts. Exhibit A describes Telocity's current coverage areas ("Available Locations") for the Telocity Service, as well as 10 day, 30 day, three month, and twelve month forecasts of the planned coverage areas for the Telocity Service. Telocity will update Exhibit A monthly for GE ("Coverage Forecast"). Telocity will deliver the Coverage Forecast to GE once each month by a method provided for under Section 20.4 ("Notices"). In addition, within ninety (90) days after the Effective Date, Telocity will maintain a password-protected Web page accessible to GE on which Telocity will maintain the Coverage Forecast. When changes occur to the Coverage Forecast on the Web page between the monthly deliveries, Telocity will notify GE via electronic mail.

              (a) The twelve month forecast will describe the coverage areas in which Telocity projects that it will offer its services within twelve months and the associated Launch Dates. The twelve month projections are non-binding estimates only provided to GE as a courtesy.

              (b) The three month forecast will describe the coverage areas in which Telocity will reasonably offer its services within three months and the associated Launch Dates. Telocity will exercise commercially reasonable efforts to meet projected Launch Dates within forty-five (45) days after the expiration of the three month period.

              (c) The 30 day forecast will describe the coverage areas in which Telocity will reasonably Launch its services within thirty (30) days. Telocity will exercise commercially reasonable efforts to meet projected Launch Dates within fourteen (14) days after the expiration of the 30 day period. If the Launch Date is delayed more than fourteen (14) days after Telocity has made available the 30 day forecast to GE, Telocity will notify GE promptly of any changes in the Launch Date with as much advance notice as Telocity can reasonably provide via electronic mail.

              (d) The 10 day forecast will describe the coverage areas in which Telocity will reasonably Launch its services within ten (10) days. Telocity will exercise commercially reasonable efforts to meet projected Launch Dates within three (3) days after the expiration of the 10 day period. If the Launch Date is delayed more than three (3) days after Telocity has made available the 10 day forecast to GE, Telocity will notify GE promptly of any changes in the Launch Date with as much advance notice as Telocity can reasonably provide via electronic mail.

      3.5 Network Coverage Requests. If GE believes that more than twenty-five
(25) potential Telecommuters in a Metropolitan Statistical Area who are not covered in a current Telocity service area desire to receive Telocity Services, GE may request that Telocity begin delivering its services to all or part of the Metropolitan Statistical Area. Telocity agrees to undertake a commercially reasonable investigation whether to provide the requested services and to discuss the request with GE within thirty (30) days. In no event does this Section obligate Telocity to

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expand its current coverage areas, nor does it grant to GE any right to terminate this Agreement or waive its obligations under this Agreement.

        3.6 Service Level Agreement. GE and Telocity shall negotiate diligently and in good faith during the ninety (90) days after the Effective Date to establish commercially reasonable performance targets for delivery of the Telocity Services ("Service Level Targets"), which Service Level Targets may include, as appropriate, but are not limited to, measurements relating to the following performance areas: availability; responsiveness; timeliness of the order processing interval; timeliness of the service installation interval; the installation visit time; the help desk answer speed and problem resolution intervals; the help desk trouble resolution accuracy; the time to repair; and the number of false positive qualifications provided by Telocity to GE on Orders. The Service Level Targets shall take into account evolving industry standard practices, the commitments made by suppliers of Telocity's last-mile connectivity, the Order placement and fulfillment process, the need to establish baseline measurements relevant to the Telocity Services, and the reasonable desires of both parties to implement efforts for improving the delivery and quality of service within the constraints of a new and evolving industry. The Service Level Targets and associated measurement and reporting requirements shall be set forth in a Service Level Agreement between GE and Telocity. If GE and Telocity shall fail to reach agreement on the Service Level Targets and do not enter into a Service Level Agreement within ninety (90) days after the date of execution of this Agreement, then GE shall have the right to terminate this Agreement upon sixty (60) days written notice to Telocity.

        3.7 Affinity Program. GE and its Telecommuters may refer Affinity Users to a Telocity Internet web site or toll-free telephone number to Order Telocity Services directly from Telocity. Telocity shall provide GE with an "affinity code" that is unique to GE. To complete the order for Telocity Services, Affinity Users shall be required to provide such affinity code when placing the Order. At GE's request, Telocity will periodically change the affinity code required to place such orders. Telocity Services provided to Affinity Users shall be governed by Telocity's service agreement and such other terms and conditions as are generally established by Telocity from time to time and Telocity shall be entitled to take such actions as necessary to enforce those agreements, terms, and conditions as Telocity shall deem necessary in its sole discretion, including the performance of credit checks as a criteria for acceptance and termination of accounts for network abuse. Affinity Users shall be solely responsible for all payments, charges and fees for Telocity Services incurred by such Affinity Users. The Telocity Services and Pricing offered to Affinity Users are identified in Exhibit I. Under no circumstances will GE have any liability for use of the affinity codes by parties other than those qualified to participate in the Affinity Program.

4.  DELIVERY OF SERVICES.

         4.1 Access to GE Network Edge Locations. GE shall allow Telocity's employees and contractors access to the GE Network Edge Locations to the extent reasonably determined by the parties to be appropriate for the installation, inspection and maintenance of Telocity Equipment located at the GE Network Edge Locations. Telocity will provide to GE a list of all authorized personnel that may perform work at one or more of the applicable GE Network Edge Locations. Telocity shall notify GE at least four (4) business days in advance of any regularly scheduled maintenance that will require access to the GE Network Edge Locations. Telocity shall use



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commercially reasonable efforts to notify Telecommuters of maintenance that will result in downtime prior to such event or other scheduled downtime so long GE has provided Telocity with the proper electronic mail addresses and contact information for its Telecommuters. In the event of an outage or potential interruption of Telocity Services, GE shall provide prompt access to the applicable GE Network Edge Locations. Telocity Equipment may be interconnected to GE computers and/or communications equipment as may be necessary or appropriate for Telocity to provide the Telocity Services. GE shall provide Telocity with any reasonable rules of access to the applicable GE Network Edge Locations and rules of behavior or code of conduct applicable to persons at the GE Network Edge Locations, including, but not limited to, payments owed to any third parties required to provide such access. Telocity shall instruct its employees and contractors to abide by such rules while on the GE Network Edge Locations.

        4.2 Telocity Equipment at the GE Network Edge Locations.

               (a) GE Obligations. GE shall perform such janitorial services, environmental systems maintenance, power plant maintenance and other actions as are reasonably required to maintain the GE Network Edge Locations in which the Telocity Equipment is located in an orderly and safe condition for the physical security of the Telocity Equipment and suitable for the operation of communications equipment. The location for Telocity Equipment must comply with operating procedures and policies for safety, security, access and power. The parties agree to negotiate in good faith to develop at least sixty (60) days prior to the deployment of any Telocity Equipment in a GE Network Edge Location such procedures and policies. In determining these procedures and policies, the parties will consider prudent and reasonable industry practices and standards, Telocity's commercially reasonable needs to protect and operate the Telocity Equipment, and GE's existing legal obligations related to the GE Network Edge Locations. The electric power consumed by the Telocity Equipment and the environmental conditioning, including without limitation heating and cooling systems, at the GE Network Edge Locations shall be provided by, and maintained at the expense of, GE.

               (b) Prohibitions. GE shall not, and shall not permit others to, rearrange, disconnect, remove, attempt to repair, or otherwise tamper with any of the Telocity Equipment installed by Telocity at the GE Network Edge Locations, except upon the written consent of Telocity, which will not be unreasonably withheld or delayed beyond five (5) business days of receipt of a request from GE or a designated agent. Telocity Equipment provided or installed at the GE Network Edge Locations by Telocity for use in connection with the Telocity Services shall not be used by GE or any third party for any purpose other than that for which Telocity provided it. In the event that GE or a third party attempts to operate or maintain any Telocity Equipment without first obtaining Telocity's written approval, in addition to any other remedies available Telocity, GE shall pay Telocity for any damage to the Telocity Equipment caused thereby. GE shall be responsible for the payment of service charges in the event that maintenance or inspection of the Telocity Equipment is required as a result of GE's breach of this Section 3.2(b) ("Prohibitions").

              (c) Removal. GE shall allow Telocity to remove all Telocity Equipment from the GE Network Edge Locations within ten (10) business days of Telocity's written request: (i) after termination, interruption or suspension of
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Agreement; and (ii) for repair, replacement or otherwise as Telocity may reasonably determine if necessary or desirable for maintenance of the Telocity Services.

        4.3 GE-Provided Materials. Telocity shall not be responsible for the operation or maintenance of any GE-provided hardware, software, or telecommunications equipment utilized in order to provide Telocity Services. Unless otherwise agreed by Telocity in writing, Telocity shall not thereafter be responsible for the operation or maintenance of such hardware, software or telecommunications equipment. Telocity shall not be responsible for the transmission or reception of signals by GE-provided hardware, software or telecommunications equipment or for the quality of, or defects in, such transmission.

        4.4 Network Security Requirements. Telocity shall implement the security features and procedures for the Telocity Services as described in Exhibit G ("Security").

        4.5 Premises Security Requirements. If Telocity or its permitted assigns are required to enter any GE premises in connection with activities related to this Agreement, their rights of entry will be subject to prior approval of GE and applicable governmental security and GE security standards and procedures, including signing in at a reception area and using a visitation badge, as appropriate. Telocity will conduct all such activities in such a manner as to reasonably minimize interference with the normal business operations of GE.

5.  RESPONSIBILITIES OF THE PARTIES.

        5.1 Authorizations and Notices. GE shall be responsible for (a) providing Telecommuters with all appropriate authorizations necessary for such Telecommuters to Order Telocity Services, (b) obtaining from Telecommuters and providing to Telocity all appropriate authorizations necessary for Telocity to install and provide services to such Telecommuters, (c) providing Affinity Users with the affinity code to enable such Affinity Users to Order Telocity Services; and (d) notifying Telocity in writing at least thirty (30) days prior to any change in GE billing information, within one hundred eighty (180) days following any change in a Telecommuter's eligibility to receive Telocity Services, and at least sixty (60) prior to any change of a Telecommuter's Location.

        5.2 Support. During the term of this Agreement, support services shall be provided by Telocity in accordance with Exhibit E ("Support Services").

        5.3 Network Maintenance. During the term of this Agreement, Telocity will provide scheduled network maintenance relating to the Telocity Services each week on Mondays from 2:00 a.m. to 4:00 a.m. Eastern time and Thursday from 1:00 a.m. to 2:00 a.m. Eastern time. In the event of an exception to Telocity's scheduled network maintenance, Telocity will use commercially reasonable efforts to provide at least four (4) days notification to GE; provided, however, Telocity reserves the right to interrupt its provision of Telocity Services for maintenance and other operational reasons, at its reasonable discretion and without any compensation or notice to GE.

        5.4 Network Abuse. GE will use commercially reasonable efforts to ensure that GE and any Telecommuters agree to abide by the Code of Conduct in Exhibit C, do not abuse Telocity's



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network in any manner, and comply with the Code of Conduct in Exhibit C and any other rules or codes of conduct established by Telocity's connectivity providers (provided GE has been given prior written notice of such other rules or codes of conduct), including Telocity's Acceptable Use Policy. Telocity will have the sole responsibility for enforcing its Code of Conduct against Affinity Users. GE understands that Telocity deploys an "abuse interface" to track and control reported violations of network abuse, including spamming, and may monitor the transmissions without further notice. Affinity Users shall similarly agree not to abuse Telocity's network when executing the services agreement. Telocity will promptly notify GE of any reported abuse violation by any Telecommuter. If abuse problems continue, Telocity shall be entitled to take such further action as deemed necessary by Telocity to protect its network and its other customers, including, without limitation, monitoring a Telecommuter's activity after notification, suspending Telocity Services to that particular Telecommuter or terminating the abusing Telecommuter's access. Before suspending Telocity Services to a particular Telecommuter, Telocity will give such advance notice to GE as is reasonable under the circumstances, if any. Before terminating a Telecommuter's account, Telocity will provide GE with at least five (5) business days notice. GE agrees to cooperate reasonably with Telocity to create methods to control abuse among its Telecommuters.

        5.5 Six Sigma. GE has implemented a process/services improvement methodology known as "Six Sigma" and proprietary training materials to support the application of that methodology. Telocity, as a provider of services to GE, shall be expected to implement this joint quality improvement program as part of this Agreement. GE and Telocity agree to apply Six Sigma methodology to measure and improve the delivery of Telocity Services under this Agreement. In addition, upon the reasonable request of GE, Telocity will use commercially reasonable efforts send two key account executives and operations managers or administrators to GE's Six Sigma training within 120 days after the Effective Date. Telocity will bear all costs and expenses for such Six Sigma training, provided that Telocity's tuition payments to GE or to any other entity for the Six Sigma training will not exceed $1500 per person. GE will provide at least thirty (30) days notice of scheduled training to permit advance planning and travel arrangements. Telocity will also: (a) reasonably participate in GE team project meetings at, if travel is required, GE's expense; (b) help develop and improve service metrics to measure Telocity's performance; (c) develop and implement commercially reasonable procedures to track and report on Telocity's performance based on the Service Level Agreement and other metrics developed by Telocity and GE during the term of this Agreement; (d) seek ways to improve the quality of delivery of Telocity Services; and (e) participate in quarterly and annual performance reviews. Telocity shall retain in confidence, as required by the confidentiality and non-disclosure provisions of this Agreement, information disclosed by GE to Telocity relating to the Six Sigma methodology. Telocity and GE each acknowledge that all data gathered and actual measurements taken by GE and/or Telocity solely in connection with the Service Level Targets, any Service Level Agreement and the application of the Six Sigma methodology in performance of the parties' obligations under this Agreement (but not the methods, processes or formulas for gathering such data or obtaining such measurements, if developed by Telocity) shall be the confidential and proprietary information and property of the GE to the extent that such measures and data pertain only to GE and otherwise independently meet the definition of Confidential Information; provided that Telocity shall be entitled to use such data and measurements for its internal business purposes, subject to the confidentiality provisions of this Agreement.


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6.  GE ACKNOWLEDGEMENTS.

        6.1 Telocity Services Subject to Availability. GE acknowledges that the furnishing of Telocity Services under this Agreement is subject to the availability on a continuing basis of all the necessary facilities and is limited to the capacity of network facilities Telocity may obtain from other carriers to furnish the Telocity Services from time to time as required at the sole discretion of Telocity.

        6.2 Transmission Speeds. GE acknowledges that the actual transmission speeds delivered by Telocity may vary from the transmission speeds otherwise expected by GE or its Telecommuter based on such factors as variations of the connectivity provided by carriers in different Locations, the length and gauge of the line serving the Telecommuter, Location, a Telecommuter `s inside wiring and other operational characteristics of the facilities and equipment used by Telocity and its connectivity providers.

        6.3 Availability of Broadband Connectivity. GE understands and acknowledges that the Telocity Services are limited to certain regions in the United States and other counties throughout the world and may not be available for all Telecommuters.

        6.4 Service Expansion and Configuration. GE understands and acknowledges that Telocity reserves the sole and exclusive right to determine the location for expansion of its Telocity Services, and the right to maintain and reconfigure its network, its equipment or the Telocity Services without notice to GE except as otherwise provided in this Agreement.

        6.5 Minimum System Requirements. GE understands and acknowledges that the Residential Gateways will operate only with those computers and in those environments having at least the Minimum System Requirements, as described in Exhibit B. GE shall inform prospective Telecommuters of such Minimum System Requirements prior to placing Orders. GE will reimburse Telocity for reasonable charges and expenses that it demonstrates to GE's satisfaction it paid to third parties due to a lack of the Minimum System Requirements.

        6.6 IP Addresses. IP Addresses are owned by Telocity, are not portable to another Internet service provider, and are not assigned for independent administration or distribution. GE understands and acknowledges that IP Address assignments are not guaranteed, and may be modified as required by Telocity and/or the Internet Corporation for Assigned Names and Numbers.

        6.7 Remote Computer Access. GE understands and acknowledges that, in order to provide the support services described in Exhibit E ("Support Services"), Telocity will remotely access the Telocity owned and/or managed network and telecommunications equipment including Telocity Equipment co-located at the GE Network Edge Locations and the Residential Gateways in the User's Locations. GE agrees to reasonably assist and facilitate Telocity's access for such purposes.


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        6.8 Effect of Acknowledgments. None of the acknowledgments of GE set forth in the foregoing provisions of this Agreement shall operate, or be construed, to relieve Telocity of its performance obligations under this Agreement or Telocity's warranties and representations.

7. TERMINATION OR CANCELLATION OF ORDERS FOR TELOCITY SERVICES.

        7.1 Termination or Suspension. Telocity may without liability to itself terminate or suspend Telocity Services for any particular Telecommuter for one or more of the following reasons:

               (a) Nonpayment or Change in Status. Telocity may, upon fourteen
(14) days' advance written notice, discontinue Telocity Services for a particular Telecommuter when (a) there is an unpaid balance for Telocity Services that is more than sixty (60) days past due or (b) when a Telecommuter is no longer eligible to receive Telocity Services and fails to take the steps necessary to become part of the Affinity User Program, as described in Section 7.4.

               (b) Violation of Law or Terms of Service. Telocity Services for any Telecommuter(s) shall be subject to termination, without notice, for violation of any law, rule, regulation or policy of any government authority having jurisdiction over the Telocity Services or by reason of any order or decision of a court or other government authority having jurisdiction that prohibits Telocity from furnishing such Telocity Services. Telocity may terminate Telocity Services to any Telecommuter(s) for violation of Exhibit C ("Code of Conduct") if the violation continues five (5) business days after GE receives notice about the violation, pursuant to Section 5.4.

               (c) Other Causes. Any Order shall be subject to termination, upon five (5) business days prior written notice, in the event of a material breach of this Agreement by the Telecommuter, fraudulent use of the Telocity Services, or fraud or misrepresentation in any submission of information required in a Order or any other information submitted to Telocity. In the event that Telocity determines in its sole discretion that a Telecommuter may be violating any law or Telocity's code of conduct, Telocity may require such Telecommuter to submit to temporary monitoring of such Telecommuter's activity by Telocity.

        7.2 Resumption of Telocity Services. If Telocity Services have been discontinued for a particular Telecommuter, and GE requests that Telocity Services be restored, Telocity shall have the sole and absolute discretion to restore such Telocity Services for that particular Telecommuter only after satisfaction of such conditions as Telocity determines to be required for its protection. The then-current Telocity non-recurring charges shall apply to any restoration of Telocity Services.

        7.3 Partial Termination of Telocity Services. Telocity reserves the right to terminate Telocity Services in any Location upon one hundred twenty
(120) days notice to GE. If Telocity exercises this right and terminates more than fifty (50) Telecommuters or more than 5% of the total number of Telecommuters (whichever is greater), GE, as its exclusive remedy, shall be entitled to terminate this Agreement upon written notice to Telocity.


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        7.4 Notice of Continuation. If, at GE's request, any Telecommuter is no longer eligible to receive Telocity Services for any reason, including a change in employment status, Telocity shall concurrently inform each such Telecommuter that he or she is eligible to continue to receiving Telocity Services under the Affinity User Program by changing the responsibility (including payment) for his or her account to himself or herself, and that the failure to do so within fourteen (14) days will result in termination of such Telocity Services.

        7.5 Notice of Final Payment. In the event of a cessation and in accordance with Section 4.1 ("Authorizations and Notices"), GE shall provide Telocity with not less than forty-five (45) days notice in advance of the date GE will make the final payment on behalf of such Telecommuter.

        7.6 Penalty. Any termination of a Telecommuter's Telocity Services may trigger the cancellation penalty set forth on Exhibit D ("Pricing").

        7.7 Return of Residential Gateways. For Telecommuters who elect not to continue Telocity Services with Telocity, GE shall require such Telecommuters to return, at their expense, the Residential Gateways to Telocity within fifteen
(15) business days following the final date of termination of Telocity Services to the following address:

        Telocity, Inc.
        10355 North De Anza Boulevard
        Cupertino, CA 95014
        Attn: GE Returns

Telocity shall bill GE, and GE shall pay, a charge of four hundred ninety-nine dollars ($499.00) for each Residential Gateway not returned by a Telecommuter within fifteen (15) business days following GE's receipt of notice from Telocity of a failure by a Telecommuter to return a Residential Gateway upon termination of service; provided that such payment shall not be due if GE causes return of the Residential Gateway within fifteen days after receipt of notice from Telocity.

8.  FEES AND PAYMENT TERMS.

        8.1 Billing. Telocity shall bill GE, a specific subunit of GE, or the Telecommuter, as specified by GE, for all charges incurred by Telecommuters monthly in advance in according with the pricing set forth on Exhibit D ("Pricing"). If a Telecommuter is to be individually billed, the Telecommuter must accept charges to a corporate authorized credit or charge card, if one has been issued to the Telecommuter. Otherwise, Telocity will directly bill the Telecommuter.

         8.2 Payment of Bills. All bills are due upon receipt, and become past due sixty (60) days thereafter. Once a bill is thirty (30) days past due, the unpaid balance shall bear interest at a rate of one and one-half percent (1.5%) per month, or the highest rate allowed by law, whichever is less. Interest will be applied for the number of days from the date the bill became thirty (30) days past due to and including the date that payment is received by Telocity. Telocity will identify to GE on a monthly basis all accounts past due, the date the interest will begin accruing


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for each account, and the GE subunit responsible for each account ("Past Due
Report"). Telocity will use commercially reasonable efforts to develop the Past Due Report password-protected Webpage. In the interim, Telocity will provide the Past Due Report as provided under Section 20.4 ("Notices"). Once a bill to a GE Responsible User is sixty (60) days past due, GE shall promptly pay any outstanding invoices and, if applicable, interest due thereon, and agree to pay that Telecommuter's bills directly for all future services. GE will not pay any interest for an account unless it was properly notified of that the account was past due as provided above.

        8.3 Purchasing Card. It is agreed between the parties that throughout the term of this Agreement GE may elect to use a Purchasing Card either as the sole means or as one of several means of settlement of its financial obligations to Telocity. Telocity represents that it complies with the requirements established by MasterCard International Inc. for suppliers to meet "Level 3" data capture and transmission capability. It is the intention of the parties that the following transactional data ultimately accompany each billing made by Telocity when settling financial obligations with GE or any GE Affiliate which has elected the use of a Purchasing Card: (a) customer code, which will contain the Telecommuter's GE Business, General Ledger Identifier and cost center; (b) item description, which will contain the Telecommuter's name and unique GE employee identification number; and (c) imposed taxes.

        8.4 Revising of Billing Procedures. GE and Telocity will periodically work in good faith to develop and refine billing and collection systems and procedures to minimizes the expenses and time commitment of both parties devoted to billing and collections.

        8.5 Taxes and Fees.

               (a) GE and Telocity Tax Responsibilities. GE and Telocity will be responsible for payment of the following taxes with respect to their businesses (including the Telocity Services) and neither party will be entitled to transfer the cost of the following taxes to the other party: (a) personal property and use taxes assessed or levied against equipment or property (whether tangible or intangible) which the party owns or which the party uses, leases or licenses from a third party; (b) franchise and privilege taxes assessed or levied on the party's business; (c) taxes on services procured directly by the party; and (d) taxes based on the net income or gross receipts of the party.

               (b) Telocity Tax Responsibilities. Except as specifically provided in Section 8.3(c), and subject to Section 8.3(a), Telocity shall be responsible for payment of all personal and intangible property, sales, use, excise, consumption, service, and value-added taxes arising out of or in connection with this Agreement, payable with respect to software, hardware, equipment, equipment leases, licenses, and services (including, but not limited to, telecommunications and Internet access services).

                (c) GE Tax Responsibilities. Subject to Section 8.3(a), GE and its Telecommuters shall be responsible for payment of all sales, service, value-added, use, excise, consumption, and other taxes and duties assessed directly on the services provided by Telocity under this Agreement, including Internet-based taxes and duties, provided Telocity's invoice specifically identifies the amount of the tax and Telocity makes available to GE, upon request, information for such tax that specifically identifies the amount, nature, and method of calculation



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of such tax. In no event shall Telocity impose an additional charge or fee of any kind, it being the intent of the parties that all pertinent taxes to be paid by GE shall be billed by Telocity on a pass-through basis.

               (d) Tax Cooperation. GE and Telocity agree to the extent commercially reasonable to cooperate with each other to enable each to more accurately determine its own tax liability and to minimize such liability to the extent legally possible. Telocity's invoices will separately state the amount of any included taxes. Each party will promptly notify the other of, and coordinate with the other, the response to and settlement of, any claim for taxes asserted by applicable taxing authorities for which the other party is responsible under this Agreement. With respect to any claim arising out of a form or return signed by a party to this Agreement, such party will have the right to elect to control the response to and settlement of the claim, but the other party will have all rights to participate in the responses and settlements that are appropriate to its potential responsibilities or liabilities. A party will be entitled to any tax refunds or rebates granted to the extent such refunds or rebates are of taxes that were paid by it.

               (e) GE and Telocity Covenants Regarding Taxes. Each party represents, warrants and covenants that it will file appropriate tax returns, and pay applicable taxes owed arising from or related to the Telocity Services in applicable jurisdictions to the extent it is financially responsible for such taxes under this Agreement. Any penalties, fines, interest or other costs arising from the failure to appropriately file or pay applicable taxes shall be the obligation of the financially responsible party under this Agreement. Nothing in this Agreement, however, shall require either party to pay any franchise, corporate, partnership, succession, transfer, income, excise, profits or income tax of the other.

      8.6 Benchmarking. During the term of this Agreement, GE may require not more than annually the performance of an independent benchmarking assessment to determine whether the prices, terms, and conditions provided by Telocity to GE under this Agreement continue to be competitive with prices, terms, and conditions offered by other vendors who provide comparable services. The benchmarking assessment also shall be intended to provide GE and Telocity with authentic and relevant information about industry trends regarding pricing for services that are in all material respects similar to the Telocity Services. It is the intention of the parties that such benchmarking assessment, if required by GE, will be completed at least ninety (90) days prior to the end of each year of the term of this Agreement. The benchmarking assessment shall be performed by an independent consulting or auditing firm jointly chosen by, and acceptable to, GE and Telocity ("Benchmarking Consultant"), and shall be set forth in a written report prepared by the Benchmarking Consultant. GE and Telocity shall bear the costs of such benchmarking assessment on a "fifty-fifty" basis. Telocity and GE shall in good faith agree upon the relevant criteria and methodology to be followed by the Benchmarking Consultant and Telocity shall have the ability in good faith to specify the relevant competitors against whom it should be compared. If the benchmarking assessment discloses that the prices provided by Telocity to GE under this Agreement exceed by five percent (5%) or more the bona fide prices offered by other vendors who provide services that are in all material respects similar, including all relevant technical attributes, to the Telocity Services, taking into account the complete pricing and fee structure and terms and conditions between Telocity and GE under this Agreement, then Telocity shall provide written notice to GE as to whether or not Telocity will agree immediately to reduce


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its prices so as to make them competitive with the bona fide lower prices, consistent with the information provided by the benchmarking assessment. Telocity shall provide such written notice to GE not later than thirty (30) days after the Benchmarking Consultant delivers its completed benchmarking assessment to Telocity. If Telocity notifies GE that it will not reduce its prices so as to make them competitive with the prices offered by comparable vendors, then GE shall have the right to terminate this Agreement upon sixty (60) days written notice to Telocity.

        8.7 Disputed Bills. In the event that GE or a Telecommuter disputes any portion of the charges contained in a bill, GE or the Telecommuter (whomever is initially financially responsible for paying the bill) must pay the undisputed portion of the invoice in full and submit a documented claim for the disputed amount. In order to withhold payment, claims must be submitted to Telocity in writing within thirty (30) days of receipt of the invoice for the disputed amount. If GE does not submit a claim within such period, GE or the Telecommuter waives all rights to withhold payment pending resolution of such claim (but does not waive its right to assert a claim).

        8.8 Fraudulent Use of Telocity Services. GE shall be solely responsible for all charges incurred respecting the Telocity Services for Telecommuters, provided that the Telocity Services were ordered by a GE employee or through an ordering, authorization, or authentication process agreed to by GE, even if such charges were incurred through or as a result of fraudulent or unauthorized Orders or use of the Telocity Services. GE will have no responsibility for any charges incurred by an Affinity User.

9.  MARKETING AND PROMOTION.

        9.1 Reference Account. During the term of this Agreement, GE shall serve as a reference account for Telocity. Specifically, Telocity shall be permitted to name GE as a customer in any of its marketing or advertising materials and otherwise publicly state that it provides Telocity Services to GE; provided that GE shall have approved in advance the specific use of GE's name in such marketing and advertising materials and public statements. With respect to the preceding sentence, GE shall not unreasonably withhold or delay its approval of such materials and statements. GE shall also, from time to time, respond to calls for reference from prospective Telocity business customers, investors, analysts or other interested parties.

        9.2 Program Publicity. Following the sixth month of the term of this Agreement, if GE and Telocity mutually agree that Telocity has met the terms of this Agreement, including but not limited to the Service Level Targets as provided in Paragraph 5.5, and subject to Telocity's compliance with all of GE's terms and conditions required to join GE Marketplace, then GE shall prominently post in the GE Marketplace pages of its corporate intranet the details of the Telocity Services and publicize the same to its employee base where Telocity Services are available at the time of posting. Telocity acknowledges that such publicity may also refer to other GE suppliers. In addition, GE shall provide Telocity within thirty (30) days after the Effective Date and thereafter at least one (1) time per calendar year with information sufficient to enable Telocity to contact GE Authorized Affiliates in connection with marketing and promoting the Telocity Services.


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        9.3 Press Releases. No later than five (5) days following the Effective
Date, the parties shall issue a mutually agreed upon joint press release announcing the relationship of the parties and the existence of this Agreement.
 . Upon Telocity's request, GE will consider in good faith whether to: (a) produce future joint press releases, (b) conduct joint press tours, (c) speak with the press, and (d) provide interviews and materials for articles and reports provided that GE shall have no obligation whatsoever to do any of the foregoing and agrees only to make a case-by-case determination in its own discretion as to each such Telocity request.

        9.4 Web Site Links. During the term of the Agreement, upon each parties' conformance to the reasonable requirements of the other GE with regards to issues including but not limited to (i) adherence to GE Intranet security requirements; (ii) conformance with a mutually agreed upon process for provisioning of products and services and management reporting for each of the following categories: Telecommuters, GE employees contracting with Telocity for service for their personal use and Affinity Users; (iii) process development to ensure accurate and current Telocity-provided information; (iv) availability and responsiveness of Telocity's system, GE will provide a link from its GE Marketplace page of its corporate intranet to Telocity's secure Intranet web site or, to such other Internet web sites whose security and other performance characteristics are controlled by Telocity as Telocity may identify from time to time. The parties agree that each will fund and support with appropriate personnel and other resources its own website development and implementation.

          9.5 Partner Introductions. During the term of this Agreement, upon Telocity's request, GE will consider in good faith whether to recommend Telocity and its Telocity Services to GE's major vendors, suppliers, strategic partners, customers, and service professionals.

10. SOFTWARE LICENSE.

        10.1 License. If and to the extent that GE requires the use of any Telocity software in order to use the Telocity Services supplied under this Agreement, then GE (and its Users, if applicable) shall have, subject to the terms and conditions of this Agreement, a worldwide, royalty-free, nonexclusive, nontransferable license to use the object code version of such software solely to the extent required to permit delivery and use of the Telocity Services. All other rights not expressly granted herein are reserved to Telocity.

        10.2 Restrictions. GE shall not, and shall not permit others to: (a) copy or modify any Telocity software; (b) reverse engineer, translate, decompile, disassemble or otherwise discover all or any portion of the source code of any Telocity software or equipment; (c) remove, obscure or alter any Intellectual Property Rights notice on any Telocity software, Residential Gateway or Telocity Equipment, (d) distribute, rent, lease or transfer to any third party any Telocity software, Residential Gateway or Telocity Equipment, or
(e) import or export the Telocity Equipment, Residential Gateway, or Telocity software in violation of applicable laws and regulations, including without limitation the Export Administration Act of 1979, as amended, and successor legislation, and the Export Administration Regulations issued by the Department of Commerce.


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11. TRADEMARK LICENSE.

        11.1 Restrictions. During the terms of this Agreement, neither party shall take any action to contest the rights of the other party in the other party's trademarks, and neither party shall make any use of any marks confusingly similar to the other party's trademarks. Each parties' trademarks and other proprietary rights shall remain the sole and exclusive property of that party, and the other party shall have no rights thereto, except as otherwise provided herein, and the goodwill associated therewith shall inure to the benefit of the owning party.

12. TITLE AND OWNERSHIP.

        12.1 GE Rights. As between GE and Telocity, GE shall retain all right, title, and interest in and to any Intellectual Property owned and furnished by GE for use by Telocity in performing this Agreement. Subject to the terms of this Agreement, GE grants Telocity a non-exclusive, non-transferable license to use such GE Intellectual Property Rights solely in conjunction with performance of its duties under this Agreement and for no other purpose whatsoever.

        12.2 Telocity Rights. As between GE and Telocity, Telocity shall retain all right, title, and interest in and to any Intellectual Property owned and furnished by Telocity for use by GE in performing this Agreement. Subject to the terms of this Agreement, Telocity grants GE a non-exclusive, non-transferable, fee-bearing license under Telocity's Intellectual Property Rights solely to use the Residential Gateways, Telocity Equipment, and Telocity software in conjunction with performance of its duties under this Agreement and for no other purpose whatsoever.

        12.3 Joint Intellectual Property Development. Should one party wish to propose the creation of jointly owned, work for hire, or other co-developed Intellectual Property through a collaborative project, the party shall make a written proposal to the other party. The proposal must specifically identify the scope of the proposed project, including the extent of Intellectual Property Rights claimed or owned by the proposing party involved in the project, the proposed economic terms of the project, the contribution desired by the receiving party, and the allocation of Intellectual Property ownership, use, and license rights proposed to result from the project. All proposals are specifically subject to the terms of Section 13 ("Confidential Information"). Such proposal must be submitted only to a person designated by the receiving party, who shall review the proposal and take reasonable and prudent steps to ensure that the information is used solely for evaluation purposes and not improperly used by the receiving party. The receiving party shall notify the proposing party when and if it is not interested in pursuing the proposal. Otherwise, the parties will attempt to negotiate a separate agreement outlining the final terms and conditions for each project and related subject matter, as appropriate. At any point before the completion of an agreement, either party may abandon the project or the subject matter of the proposal, which it may determine in its sole and absolute discretion without any liability. Failure to follow the above process when proposing an project to the receiving party shall waive all claims that a proposing party may have that it is entitled to any ownership or license rights to the Intellectual Property of the receiving party resulting from such a proposal.


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        12.4 Telocity Reservations. Unless otherwise provided for above under
Section 12.3, all right, title and interest, including without limitation all Intellectual Property Rights, in and to the Residential Gateways, Telocity Equipment, Telocity software, and other materials used to provide or deliver the Telocity Services shall be and remain with Telocity and its licensors. GE shall in no event be entitled to claim title to or any ownership interest in any Residential Gateways (or any derivations or improvements thereto or any technology embodied therein), and GE shall execute any documentation reasonably required by Telocity to memorialize Telocity's existing and continued ownership of the foregoing. GE shall not consent to any third party obtaining a security interest in any Telocity Equipment located on the GE Network Edge Locations.

        12.5 No other rights. Nothing in this Agreement will be construed as granting to one party, directly or by implication, any license under or interest of any kind in any Intellectual Property right of the other party, except as expressly set forth.

13. CONFIDENTIAL INFORMATION.

        13.1 Definition. "Confidential Information" means all financial, business, marketing, operations, technical, and economic information, whether tangible or intangible, that is disclosed by either party (the "Discloser") to the other party (the "Recipient"), if such information is disclosed (a) in writing or by way of any other media that is marked as confidential, or (b) or by any method and the Recipient knows or should know that the information by its nature or type should reasonably be considered confidential. Confidential Information includes summaries and other materials prepared by or on behalf of a Recipient that restate, summarize or otherwise use any Confidential Information of a Discloser. Notwithstanding the foregoing, any software provided by Telocity under this Agreement shall be deemed Confidential Information of Telocity except as otherwise excluded below.

        13.2 Exclusions. Confidential Information excludes any information or portion thereof that (1) was known to the Recipient before receipt thereof under this Agreement without an obligation of confidentiality to the Discloser, (2) is disclosed to the Recipient by a third person who has a right to make such disclosure without any obligation of confidentiality to the Discloser, (3) is or becomes generally known without violation of this Agreement by the Recipient,
(4) is demonstrated by clear and convincing evidence to have been independently developed by the Recipient or Recipient's employees without access to Discloser's Confidential Information, or (5) is approved in writing by the Discloser for release. Only the specific Confidential Information that meets an exclusion shall be excluded, and not any other information that happens to appear in proximity to such excluded portions (for example, a portion of a document may be excluded without affecting the confidential nature of those portions that do not themselves qualify for exclusion). A disclosure of any portion of Confidential Information, either (a) in response to a valid order by a court or other governmental body, or (b) as otherwise required by law, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that Recipient shall provide prompt prior written notice thereof to Discloser to enable Discloser to seek a protective order or otherwise prevent such disclosure.


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                                       17
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        13.3 Obligation. Each Recipient agrees: (1) to use reasonable efforts to keep secret and maintain the Confidential Information as confidential; (2) to use the Confidential Information solely to perform its obligations under this Agreement; (3) to segregate the Confidential Information from the Recipient's other information and from that of third parties; (4) not to copy the Confidential Information unless necessary to perform Recipient's obligations under this Agreement; (5) not to disclose the Confidential Information to any person or entity not a party to this Agreement other than such of Recipient's contractors, agents or employees who (i) have a need to know the Confidential Information for a purpose permitted hereunder, and (ii) who have executed a Nondisclosure Agreement consistent with this Section 12; and (6) to return promptly to the Discloser at any time upon the Discloser's request, any and all materials pertaining to or containing any Confidential Information. Either party may only disclose the general nature, but not the specific financial terms, of this Agreement without the prior consent of the other party; provided, however, that either party may provide copies of this Agreement to any bankers, accountants, attorneys, consultants, potential acquirers, the SEC, and/or potential merger partners in connection with any financing, merger, acquisition, or initial public offering. Such disclosure shall not alter the confidential nature of the information disclosed unless otherwise provided by law. In such cases, the disclosing party will only do so under appropriate non-disclosure provisions.

        13.4 Possession and Return. As between the disclosing and receiving parties, all Confidential Information, unless otherwise specified in writing, will remain the property of the disclosing party. Except as otherwise allowed, the parties will use Confidential Information of the other party only for the purpose of performing its obligations under this Agreement. A party will return the Confidential Information of the other party (i) upon the request of the other party, or (ii) within fifteen (15) days after the termination of this Agreement or destroy such material within that timeframe. A receiving party may retain a sufficient number of copies of Confidential Information as may be required solely to provide a legal and contractual archive of this Agreement. In this case, the receiving party will be obligated to protect the Confidential Information from any disclosure or other use. At the request of the disclosing party, the receiving party will provide a certificate signed by an officer or authorized representative of the receiving party certifying that Confidential Information not returned to the disclosing party has been destroyed and enumerating with particularity any documents retained solely for legal and contractual archival purposes.

14. REPRESENTATIONS AND WARRANTIES.

        14.1 Authority. Each party represents that it has taken all corporate action necessary for the authorization, execution and delivery of this Agreement by such party and the performance of its obligations hereunder.

        14.2 Performance. Telocity warrants that the descriptions of the Telocity Services and the Residential Gateway contained in Exhibits H and I, respectively , are materially correct in all respects. Telocity further warrants and represents that the Telocity Equipment shall perform, and the Telocity Services shall be delivered in accordance with the foregoing exhibits and generally accepted industry standards for comparable equipment and services.



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


      14.3 Virus Warranty. Telocity warrants that any software or data created and provided by Telocity under this Agreement shall be free and clear of and contain no software viruses or other malicious computer instructions, devises or techniques that can or were designed to threaten, infect, damage, disable or shut down a computer system or any component of a computer system, including its security or user data. Upon GE's request, Telocity will provide a master copy of any software product (object code) provided under this Agreement to GE for comparison and correction. GE's sole and exclusive remedy for breach of this warranty shall be Telocity's use of commercially reasonable efforts to correct or replace any software or data so that they comply with this subsection. Telocity will work with GE to select a virus protection solution of GE's choice to be implemented in conjunction with the Telocity Services. GE will be responsible for obtaining and paying for all necessary licenses for such solution.

      14.4 Year 2000 Compliance. Telocity represents and warrants that the Telocity Services and the Residential Gateways are Millennium Compliant. "Millennium Compliant" shall mean that the Telocity Services and Telocity Equipment provided by Telocity shall, if applicable, (a) properly manage, manipulate and process date information before, during and after January 1, 2000 including but not limited to accepting date input, providing date output, performing calculations on dates or portions of dates, calculating leap years;
(b) function accurately with its documentation and without serious interruption before, during and after January 1, 2000 without any substantial adverse change in operation, function, or performance associated with dates; (c) respond to two-digit year date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner; and (d) store and provide output of date information in ways that are unambiguous as to century. It shall not be deemed a breach of this Year 2000 Warranty if there is a failure to properly manipulate and process date information that would not have arisen but for the failure of hardware or software not provided by Telocity, or any modifications of the Telocity Services or Telocity Equipment not made by Telocity. In addition, Telocity agrees to cooperate in a commercially reasonable manner with GE in conducting Year 2000 interoperability tests to ensure that the Telocity Services and Telocity Equipment supplied to GE by Telocity do not adversely affect the operation, output, functionality or other elements of GE's internal computer network. Further, Telocity shall cooperate with GE in providing information to third parties, such as customers, regulatory bodies, and auditors, regarding Telocity's Year 2000 compliance as it relates to the Telocity Services and Residential Gateways. GE's sole and exclusive remedy for breach of this warranty shall be Telocity's use of commercially reasonable efforts to correct or replace any Telocity Services and Telocity Equipment so that they comply with this subsection.

      14.5 Limitations. The limited warranty set forth in this Section 13 ("Representations and Warranties") also shall not apply if (but only to the extent that): (a) any Telocity Equipment used in connection with the Telocity Services has been subjected to physical or electrical stress, misuse, neglect, accident or abuse, or damaged by any other external causes unless such external causes were the result of negligent acts or omissions by Telocity or its subcontractors; (b) Telocity Services or Telocity Equipment have been installed, repaired, or altered by anyone other than Telocity or Telocity's subcontractors or authorized agents, without Telocity's express and prior written approval; (c) Telocity Services or Telocity Equipment are used in violation of applicable law or in violation of instructions furnished by Telocity; (d) the problems experienced by GE or Users relate to limitations of the public telephone network, including without

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

limitation, the speed at which Telocity Services can be provided or whether such Telocity Services will be available at all; (e) performance is adversely affected by network maintenance; (f) accidents caused by third parties adversely affect the network other than by Telocity or its subcontractors; or (g) unauthorized users adversely affect the network.

      14.6 Disclaimer. EXCEPT AS SPECIFICALLY WARRANTED ABOVE, THE TELOCITY SERVICES, RESIDENTIAL GATEWAYS AND TELOCITY EQUIPMENT ARE PROVIDED "AS IS," AND neither party MAKES ANY OTHER WARRANTY, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE WITH RESPECT TO THE TELOCITY SERVICES, RESIDENTIAL GATEWAYS OR TELOCITY EQUIPMENT. Telocity SPECIFICALLY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS. Telocity DOES NOT WARRANT THAT THE TELOCITY SERVICES, RESIDENTIAL GATEWAYS OR TELOCITY EQUIPMENT SHALL MEET GE'S OR ITS USERS' REQUIREMENTS, THAT ERRORS IN TRANSMISSION WILL NOT OCCUR, THAT THE TELOCITY SERVICES, RESIDENTIAL GATEWAYS OR TELOCITY EQUIPMENT SHALL BE SECURE, UNINTERRUPTED OR ERROR-FREE, OR THAT DEFECTS OR ERRORS IN THE TELOCITY SERVICES, RESIDENTIAL GATEWAYS OR TELOCITY EQUIPMENT SHALL BE CORRECTED; PROVIDED THAT THE FOREGOING DISCLAIMERS SHALL NOT BE CONSTRUED TO EXCUSE TELOCITY FROM THE PERFORMANCE OF ITS EXPRESS OBLIGATIONS UNDER THIS AGREEMENT.

15.   INDEMNIFICATION.

      15.1 Indemnification by Telocity. Telocity agrees to defend, indemnify and hold GE harmless from and against any and all damages, costs, liabilities, expenses and settlement amounts incurred in connection with any suit, claim, or proceeding brought by a third party arising out of: (i) Telocity's gross negligence or willful misconduct in the performance of obligations under this Agreement; (ii) Telocity's misrepresentations to any User regarding the Telocity Services or Residential Gateway; (iii) the violation by Telocity of any law or regulation; or (iv) for injuries or deaths of persons or loss of or damage to property arising out of the negligence or willful misconduct of Telocity in connection with Telocity's performance of this Agreement, except to the extent caused by or contributed to by GE or any other third party not under the control of Telocity.

      15.2 Indemnification by GE. GE agrees to defend, indemnify and hold Telocity harmless from and against any and all damages, costs, liabilities, expenses and settlement amounts incurred in connection with any suit, claim, or proceeding brought by a third party arising out of: (i) GE's or any Telecommuter's gross negligence or willful misconduct in the performance of obligations under this Agreement; (ii) GE's misrepresentations to any User regarding the Telocity Services or Residential Gateway; (iii) GE's or any Telecommuter's use of the DSL Services, Residential Gateways, and/or Telocity Equipment inconsistent with applicable law or regulation or this Agreement; or
(iv) for injuries or deaths of persons or loss of or damage to property arising out of the negligence or willful misconduct of GE in connection with GE's performance of this Agreement, except to the extent caused by or contributed to by Telocity or any other third party not under the control of GE.


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

      15.3  Intellectual Property Indemnification.

            (a) Telocity's Indemnity. Telocity agrees to defend, indemnify, and hold GE harmless from and against any and all damages, costs, liabilities, expenses, and settlement amounts incurred in connection with any suit, claim, or proceeding brought by any third party arising out of infringement by Telocity Equipment (including software) of any copyright, trade secret, patent right, or other Intellectual Property right of any third party. Telocity may, at its option and expense (in addition to fulfilling its indemnity obligations above):
(a) replace the Telocity Equipment with substantially equivalent goods that do not infringe; (b) modify the Telocity Equipment so that they no longer infringes but remains substantially equivalent; (c) if the Telocity equipment cannot be replaced or modified, obtain for GE the right to continue its license rights to the Telocity Equipment at no additional charge to GE; or (d) if none of the foregoing is reasonably available, terminate GE's license to such Telocity Equipment, provided that if Telocity terminates GE's license, then Telocity shall be liable to GE for the commercially reasonable costs incurred by GE in procuring alternative equipment and services similar to those provided by Telocity under this Agreement. Telocity will not be liable for claims based upon: (a) the use or combination of the Telocity Equipment with software, hardware, products, methods, processes, or other materials not provided by Telocity (except for the Minimum System Requirements specified in Exhibit C) if infringement would not have occurred in the absence of such combination; (b) any marking or branding not applied by Telocity (or at the request or with the approval of Telocity); or (c) any use of an altered or modified version of the Telocity Equipment (unless Telocity has approved such alteration or modification) if infringement would not have occurred but for the alteration or modification. THIS SECTION STATES TELOCITY'S SOLE AND EXCLUSIVE OBLIGATION WITH RESPECT TO INFRINGEMENT CLAIMS.

            (b) GE's Indemnity. GE agrees to defend, indemnify, and hold Telocity harmless from and against any and all damages, costs, liabilities, expenses, and settlement amounts incurred in connection with any suit, claim, or proceeding brought by any third party arising out of infringement by Telocity Equipment (including software) of any copyright, trade secret, patent right, or other Intellectual Property right of any third party based upon: (a) the use or combination of the Telocity Equipment with software, hardware, products, methods, processes, or other materials not provided by Telocity (except for the Minimum System Requirements specified in Exhibit C), but provided by GE, its Telecommuters, Affiliates, or Affinity Users if infringement would not have occurred in the absence of such combination; (b) any marking or branding not applied by Telocity (or at the request or with the approval of Telocity) but provided by GE, its Telecommuters, Affiliates, or Affinity Users; (c) any use of an altered or modified version of the Telocity Equipment (unless Telocity has approved such alteration or modification) if infringement would not have occurred but for the alteration or modification by GE, its Telecommuters, Affiliates, or Affinity Users. THIS SECTION STATES GE's SOLE AND EXCLUSIVE OBLIGATION WITH RESPECT TO INFRINGEMENT CLAIMS.

      15.4 Notice of Claims. Each party's obligation, as indemnitor, to indemnify the other party, as indemnitee, pursuant to this Section 14 ("Indemnification") is subject to the indemnitee party (i) giving the indemnitor party prompt written notice of any such claim; (ii) giving the indemnitor party sole control over the defense and settlement of any such claim; (iii) providing

                                  Confidential
full cooperation for the defense of any such claim, at the indemnitor party's expense; and (iv) not entering into any settlement or compromise of any such claim without the indemnitor party's prior written approval.

      15.5 Sole Remedy. THE RIGHTS GRANTED TO EACH PARTY AS INDEMNITEE UNDER THIS SECTION 14 SHALL BE THE SOLE AND EXCLUSIVE REMEDY, AND SOLE OBLIGATION OF EACH PARTY AS INDEMNITOR, FOR ANY CLAIMS FOR INDEMNIFICATION BROUGHT UNDER THIS AGREEMENT.

16. LIMITED LIABILITY.

      16.1 EXCEPT FOR LIABILITY RESULTING FROM BREACH OF SECTION 12 ("CONFIDENTIALITY"), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR ANY OTHER ENTITY FOR LOSS OF DATA, COSTS OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, OR ANY EXEMPLARY, PUNITIVE, INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES, UNDER ANY CAUSE OF ACTION AND WHETHER OR NOT SUCH PARTY OR ITS AGENTS HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

      16.2 EXCEPT FOR LIABILITY RESULTING FROM BREACH OF SECTION 12 ("CONFIDENTIALITY") AND FOR CLAIMS DESCRIBED IN THE LAST SENTENCE OF THIS
SECTION 13.2, IN NO EVENT SHALL EITHER PARTY'S LIABILITY FOR DAMAGES UNDER THIS AGREEMENT EXCEED TWICE THE AMOUNT PAID OR PAYABLE BY GE TO TELOCITY FOR THE TELOCITY SERVICES DURING THE TWELVE (12) MONTH PERIOD PRECEDING THE FILING OF THE CLAIM; PROVIDED THAT IF THE LIABILITY OCCURS DURING THE FIRST TWELVE (12) MONTHS OF THIS AGREEMENT, LIABILITY SHALL BE LIMITED TO THE AMOUNT THAT WOULD HAVE BEEN PAID OR PAYABLE (OR, IN FACT, WAS EVENTUALLY PAID OR PAYABLE) TO TELOCITY BY GE FOR THE TELOCITY SERVICES DURING THE INITIAL TWELVE (12) MONTH PERIOD. THIS LIMITATION SHALL APPLY NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. Notwithstanding any contrary provision contained herein or elsewhere in this Agreement, there shall be no limitation of liability for either party for damages resulting from (i) losses for death or bodily injury to any person for which the party or its subcontractors are legally responsible, (ii) malicious or criminal acts or omissions, or (iii) a party's failure to comply with any law or regulation; (iv) third-party claims subject to indemnification under this Agreement.

17.   INSURANCE.

      17.1 Insurance. During the term of this Agreement, Telocity shall obtain and maintain the following insurance: (a) Commercial General Liability Insurance, including, bodily injury and property damage liability, products and completed operations liability, contractual liability, and personal and advertising injury liability coverages, with a combined single limit for bodily injury and property damage liability of not less than one million dollars ($1,000,000) per occurrence with at least a two million dollar ($2,000,000) general aggregate; and (b) Professional


                                  Confidential

Liability (errors and omissions) with an aggregate limit of not less than one million dollars ($1,000,000).

      17.2 Certificate of Insurance. Upon GE's reasonable request, Telocity will provide a certificate of insurance evidencing the coverages maintained by Telocity. Telocity will not cancel or reduce its insurance coverage below the amounts set forth in this Section 16 without giving GE at least thirty (30) days prior written notice.

18.   TERM AND TERMINATION.

      18.1  Term.

            (a) Initial Term. This Agreement shall commence on the Effective Date and, subject to early termination as permitted under this Agreement, shall continue in effect for an initial term of two (2) years (the "Initial Term").

            (b) Automatic Renewal. This Agreement shall be renewed automatically for successive one (1) year periods after expiration of the Initial Term and each renewal term, unless either party provides the other party with written notice of its intent not to renew this Agreement at least ninety
(90) days prior to the expiration of the then-current term. Each party agrees to negotiate in good faith regarding the financial terms that shall apply for the ensuing renewal term. Upon agreement, such financial terms shall be specified in writing and the provisions of this Agreement related to fees and payments will be amended to reflect such terms for the applicable renewal term. If the parties cannot agree within thirty (30) days upon an amendment related to fees and payments after the expiration of the term, either party may elect to terminate this Agreement within ten (10) business days by providing written notice to the other party. If neither party terminates within these ten (10) business days, this Agreement is automatically renewed for another one (1) year period under the same fees and payments terms as previously in effect.

      18.2 Termination for Cause. This Agreement may be terminated by either party upon notice, if the other party (i) breaches any material term or condition of this Agreement and, in the case of breaches that are capable of being cured, fails to remedy the breach within thirty (30) days after being given notice thereof; or (ii) becomes the subject of any voluntary or involuntary proceeding under the United States Bankruptcy Code, as amended, or similar insolvency proceeding and such proceeding is not terminated within sixty
(60) days of its commencement.

      18.3 Effect of Termination. Notwithstanding the expiration or termination of this Agreement, or anything to the contrary set forth herein: (a) all IP Addresses obtained for Users as part of the Telocity Services shall remain the sole and exclusive property of Telocity; (b) Telocity may inform Telecommuters via electronic mail that such Telecommuters may elect to continue receiving Telocity Services by changing the responsibility for their account and the payment of Telocity Services to themselves; (c) GE shall, at its own cost and expense, return, or shall require Telecommuters who do not elect to change the status of their account to contract directly with Telocity under its consumer offering to return, all Telocity Equipment and Residential Gateways, as well as any other information and material provided by Telocity, in the same condition as when provided by Telocity, reasonable wear and tear excepted, within thirty


                                  Confidential

(30) days of expiration or termination; (d) each party shall immediately cease all new uses of the trademarks of the other party and shall discontinue existing uses thereof; and (e) each party shall return or destroy any Confidential Information as pursuant to Section 13.4.

      18.4 Survival. The following Sections shall survive the termination of this Agreement for any reason: 1 ("Definitions"), 4.2(c) ("Removal"), 8 ("Fees and Payment Terms") but only if payments are outstanding at termination, 10.2 ("Restrictions"), 12 ("Title and Ownership"), 13 ("Confidential Information"),
14.5 ("Limitations"), 14.6 ("Disclaimers"), 15 ("Indemnification"), 16 ("Limited Liability"), 18.3 ("Effect of Termination"), 18.4 ("Survival"), and 20 ("General"). All other rights and obligations of the parties shall cease upon termination of this Agreement.

19.   DISPUTE RESOLUTION

      19.1 Alternate Dispute Resolution. Telocity and GE waive their rights to resolve disputes, claims, or controversies arising out of or relating to this Agreement or the breach of this Agreement through any court proceeding or litigation and acknowledge that all such disputes, claims, or controversies shall be resolved pursuant to this Article, except that equitable relief may be sought pursuant to Section 13 ("Confidential Information"), Section 12 ("Title and Ownership") or by Telocity to enforce the Acceptable Use Policy. Any judicial proceeding may be brought to compel arbitration pursuant to this Agreement or to confirm or enforce any award rendered by the arbitrator or the Arbitration Panel from any court of competent jurisdiction. If a party refuses to submit to arbitration after agreeing to this provision, it may be compelled to arbitrate under federal or state law. Both parties represent to the other that this waiver is made knowingly and voluntarily after consultation with and upon advice of counsel, and is a material part of this Agreement.

      19.2 Informal Dispute Resolution. Any dispute, controversy, or claim between Telocity and GE (except as expressly provided in paragraph A above), arising out of or relating to this Agreement or the breach of this Agreement, whether based on contract, tort, common law, equity, statute, regulation, order or otherwise ("Dispute") shall be resolved as follows:

            (a) Upon written request of either Telocity, on the one hand, or GE, on the other hand, one or more duly appointed non-lawyer representative(s) of each party will meet for the purpose of attempting to resolve such dispute. Should they be unable to resolve the Dispute, Telocity's Manager of the GE account, or his or her designee will meet with GE's Manager, Telecom Sourcing, GE Global Services Operation, or his/her designee (the "Executives") in an effort to resolve the dispute. Said meeting shall be in person or by telephone. The parties agree that if their attempt to resolve the dispute informally does not result in a settlement agreement, written and oral statements made in this process shall not be admissible in subsequent arbitration proceedings or legal proceedings between the parties.

            (b) The Executives shall meet as often as the parties agree to discuss the problem in an effort to resolve the Dispute without the necessity of any formal proceeding.

            (c) Formal proceedings for the resolution of a Dispute may not be commenced until the earlier of: (i) the parties concluding in good faith that amicable resolution

                                  Confidential
through the procedures set forth in subsections one and two does not appear likely; (ii) the expiration of the thirty-five (35) day period immediately following the initial request to negotiate the Dispute; provided, however, that this Article will not be construed to prevent a party from instituting formal proceedings earlier to avoid the expiration of any applicable limitations period, to preserve a superior position with respect to other creditors, or to seek temporary or preliminary injunctive relief. The commencement of a proceeding pursuant to this provision does not relieve a party from the executive consultation requirement contained in this Article.

      19.3  Arbitration

            (a) If the parties are unable to resolve any Dispute as contemplated by this Article, such Dispute shall be submitted to mandatory and binding arbitration by either Telocity, on one hand, or GE, on the other hand (the "Disputing Party"). Except as otherwise provided in this Section, the arbitration shall be submitted to JAMS/Endispute, Inc. ("JAMS") pursuant to the then current JAMS Streamlined Rules for Commercial, Real Estate and Construction Cases.

            (b) To initiate the arbitration, the Disputing Party shall notify the party in writing (the "Arbitration Demand") with a copy to the JAMS, which shall (i) describe in reasonable detail the nature of the Dispute, (ii) state the amount of the claim, and (iii) specify the requested relief. Within fifteen
(15) days after the other party's receipt of the Arbitration Demand, such other party shall file, and serve on the Disputing Party, a written statement (i) answering the claims set forth in the Arbitration Demand and including any affirmative defenses of such party; (ii) asserting any counterclaim, which shall
(x) describe in reasonable detail the nature of the Dispute relating to the counterclaim, (y) state the amount of the counterclaim, and (z) specify the requested relief.

            (c) If the amount of the controversy set forth in either the claim or counterclaim is less than $500,000, then a single arbitrator shall resolve the matter selected pursuant to the rules of JAMS.

            (d) If the amount of the controversy set forth in either the claim or counterclaim is equal to or exceeds $500,000, the matter shall be resolved by a panel of three arbitrators (the "Arbitration Panel") selected pursuant to the rules of JAMS. Decisions of a majority of the members of the Arbitration Panel shall be determinative.

            (e) The arbitration hearing shall be held in such neutral location as the parties may mutually agree or, if they cannot agree, San Francisco. The Arbitrator or Arbitration Panel is specifically authorized in any proceeding pursuant to subsection (d) to render partial or full summary judgment as provided for in the Federal Rules of Civil Procedure. The Federal Rules of Evidence shall apply to the arbitration hearing. The arbitration proceedings and all testimony, filings, documents, and information relating to or presented during the arbitration proceedings shall be deemed to be information subject to the confidentiality provisions of this Agreement.

            (f) Should an arbitrator refuse or be unable to proceed with arbitration proceedings as called for by this Article, the arbitrator shall be replaced pursuant to the rules of JAMS. If an arbitrator is replaced pursuant to this subsection after the arbitration hearing has


                                  Confidential
commenced, then a rehearing shall take place in accordance with the provisions of this Article and the Code of Procedure of JAMS.

            (g) At the time of granting or denying a motion of summary judgment and within fifteen (15) days after the closing of the arbitration hearing, the arbitrator or Arbitration Panel shall prepare and distribute to the parties a writing setting forth the arbitrator's or Arbitration Panel's finding of facts and conclusions of the law relating to the Dispute, including the reasons for the giving or denial of any award. The findings and conclusions and the award, if any, shall be deemed to be information subject to the confidentiality provisions of this Agreement.

            (h) The arbitrator or Arbitration Panel is instructed to schedule promptly all discovery, which shall be conducted according to the Federal Rules of Civil Procedure, and other procedural steps and otherwise to assume case management initiative and control to effect an efficient and expeditious resolution of the Dispute. The arbitrator or Arbitration Panel is authorized to issue monetary sanctions against a party if, upon a showing of good cause, such party is held to be unreasonably delaying the proceeding.

            (i) Any award rendered by the arbitrator or Arbitration Panel will be final, conclusive and binding upon the parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

            (j) Each party will bear a pro rata share of all fees, costs and expenses of the arbitrators, and notwithstanding any law to the contrary, each party will bear all the fees, costs and expenses of its own attorneys, experts and witnesses; provided, however, that in connection with any judicial proceeding to compel arbitration pursuant to this Agreement or to confirm, vacate or enforce any award rendered by the arbitrator or Arbitration Panel, the prevailing party in such a proceeding will be entitled to recover attorneys' fees and expenses incurred in connection with such proceedings, in addition to any other relief to which it may be entitled.

20.   GENERAL.

      20.1 Governing Law and Venue. This Agreement shall be governed by, interpreted and construed under the laws of the State of New York excluding choice of law principles. In no event shall this Agreement be governed by the United Nations Convention on Contracts for the International Sale of Goods. The exclusive venue for all actions arising out of or related to this Agreement shall be the federal and state courts having within their venue San Francisco, California. Both parties agree to submit to the jurisdiction of such courts.

      20.2 Force Majeure. Neither party shall be liable for its failure or delay in performance of its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to: acts of God, fire, flood or other catastrophes; any law, order, regulation, direction, action, or request of any governmental entity or agency, or any civil or military authority; power, electrical or communication systems interruptions, national emergencies, insurrections, riots, wars; unavailability of rights-of-way or materials; or strikes, lock-outs, work stoppages, or other labor difficulties, taking into account the extent to which the party might have avoided the force majeure condition had it taken commercially reasonable measures to implement a disaster recovery plan. If a force majeure condition persists for more


                                  Confidential
than sixty (60) days, resulting in circumstances that would otherwise be a material breach of a party's obligations under this Agreement, the other party may terminate this Agreement upon ten (10) days written notice.

      20.3 Assignment. Neither party may assign this Agreement or any obligations or rights thereunder (except the right to receive payments) without the consent of the other party, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, either party may assign this Agreement in connection with the sale of all or substantially all of such party's assets or equity, or in connection with a merger or acquisition involving such party in which such party is not the surviving entity, and Telocity may assign this Agreement in connection with its Delaware re-incorporation. Subject to the foregoing, this Agreement shall inure to the benefit of each of the party's successors and assigns.

      20.4 Notices. Unless specified elsewhere, all notices or other communications required or permitted to be delivered to either party under this Agreement shall be in writing and shall be sent by Federal Express, United Parcel Service or other reputable, national courier delivery service and will be deemed received on the date the receiving party signs for the delivery as evidenced by the courier's receipt and will be deemed received upon acknowledgement of transmission, addressed and sent as follows:

To Telocity:            Telocity, Inc.
                        10355 N. DeAnza Blvd.
                        Cupertino, CA  95014
                        Attn:  Legal Department


To GE:                  General Electric Company
                        Global Services Operation
                        1 Independence Way
                        Princeton, NJ 08540
                        Attn:   Manager Telecom Sourcing

With a copy to:         General Electric Company
                        3135 Easton Turnpike
                        Fairfield, CT  06431
                        Attn:  Manager, GSO Sourcing


      20.5 Severability. If a court of competent jurisdiction holds any provision in this Agreement to be invalid or unenforceable, then it shall be severed from the remainder of this Agreement, and the remaining provisions shall remain in full force and effect.

      20.6 Counterparts. This Agreement may be executed in counterparts, all of which, taken together, shall be regarded as one and the same instrument.

      20.7 Waiver. Except as otherwise provided herein, the failure of either party to enforce at any time the provisions of this Agreement shall in no way be constituted to be a


                                  Confidential
present or future waiver of such provisions, nor in any way affect the right of either party to enforce each and every such provision thereafter.

      20.8 Independent Contractors. The relationship of Telocity and GE established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to constitute the parties as partners, joint ventures, co-owners or otherwise as participants in a joint or common undertaking, or allow either party to create or assume any obligation on behalf of the other party.

      20.9 Import and Export Controls. GE shall not import, export, or re-export the Telocity Equipment, any Telocity software, or Residential Gateways or any underlying information or technology except in full compliance with all United States and other applicable laws and regulations. In addition, without limiting the foregoing in any way, none of the Telocity Equipment, Residential Gateway, Telocity Software or underlying information or technology may be exported or re-exported (i) into (or to a national or resident of) Cuba, Iran, Iraq, Libya, North Korea, Syria, or Sudan, or (ii) to anyone on the US Treasury Department's list of Specially Designated Nationals or the US Commerce Department's Table of Deny Orders. By entering into this Agreement, GE is agreeing to the foregoing and is representing and warranting that it and its Users are not located in, under control of, or a national or resident of any such country or on any such list.

      20.10 Modifications. No amendment or modification which purports to modify or supplement the printed text of this Agreement or any Exhibit, will add to or vary the terms of this Agreement unless signed by a duly authorized representative of each of the parties. The preprinted terms on any GE purchase order shall not modify or amend this Agreement.

      20.11 Entire Agreement. The terms and conditions of this Agreement and the Exhibits attached hereto constitute the entire agreement between the parties regarding the subject matter described herein and supersede all previous and contemporary agreements and understandings, whether oral or written, between the parties hereto. The Exhibits attached to this Agreement as of the Effective Date are:

      A.    Available Locations

      B.    Minimum System Requirements

      C.    Code of User Conduct

      D.    Pricing

      E.    Support Services

      F.    GE Network Edge Locations for Telocity Equipment Co-location

      G.    Security

      H.    Description of Residential Gateway




                                  Confidential

        I.     Description of Telocity Services




                                  Confidential

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by duly authorized officers or representatives as of the date first above written.


TELOCITY, INC.                           GENERAL ELECTRIC COMPANY

By:___________________________________   By:___________________________________

Name:_________________________________   Name: ________________________________
        Print                                    Print

Title:________________________________   Title:________________________________



                                  Confidential

                                    EXHIBIT A

                               Available Locations

United States

BellSouth service area: Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina, Tennessee.

Upper Midwest area: includes Chicago, Detroit, Pontiac, Milwaukee, Columbus, Cleveland, Akron and Indianapolis.

Bell Atlantic service area: launched in February 2000.

SBC/Pacific Bell service area: expected to be launched in April 2000.




                                  Confidential
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

                                    EXHIBIT B

                           Minimum System Requirements


Windows 95/98 PC

-     Pentium or greater processor
-     32MB RAM, 10 MB free hard disk space (minimum)
-     CD ROM for software installation
-     Ethernet, USB* or parallel port**
- Microsoft Internet Explorer 4.x (or later) or Netscape Navigator 4.x (or later)

Windows NT PC

-     Pentium or greater processor
-     32MB RAM, 10 MB free hard disk space (minimum)
-     CD ROM for software installation
-     Ethernet, USB* or parallel port**
- Microsoft Internet Explorer 4.x (or later) or Netscape Navigator 4.x (or later)

Apple

-     MacOS computer running system version 7.5.3 or later
-     MacTCP or Open Transport with TCP/IP control panels and DHCP
-     Ethernet port
-     32MB RAM
- Microsoft Internet Explorer 4.x (or later) or Netscape Navigator 4.x (or later)

UNIX

-     Workstation running any UNIX operating system
-     TCP/IP connectivity
-     Ethernet software with DHCP capability
- Microsoft Internet Explorer 4.x (or later) or Netscape Navigator 4.x (or later)


*USB requires Windows 98.
**User may need to temporarily suspend PC connection to modem in order to use devices attached to printer pass-through port, depending on the type/make of device.



                                  Confidential

                                    EXHIBIT C

                              Code of User Conduct


      1. Telocity Services. Please note that Telocity is providing the Telocity Services to you exclusively for telecommuter usage in connection with work for GE. Accordingly, you acknowledge and agree to the following:

        THE SERVICE IS BROADBAND INTERNET ACCESS PROVIDED PRIMARILY TO RESIDENTIAL USERS, HOWEVER, TELOCITY MAY PROVIDE THE SERVICE, AT ITS DISCRETION, TO CUSTOMERS WHO WILL USE IT FOR COMMERCIAL PURPOSES, SUBJECT TO THE BELOW LIMITATIONS. THE SERVICE IS NOT AVAILABLE TO USERS WHO WILL HOST COMMERCIAL WEBSITES.

        IN ORDER TO PREVENT USAGE THAT MAY IMPACT OTHER CUSTOMERS, TELOCITY MAY, AT ITS DISCRETION, INCLUDE A LIMITATION ON THE AMOUNT OF UPSTREAM DATA THROUGHPUT--MEANING FROM THE EQUIPMENT OUT TO THE TELOCITY NETWORK. IN THE EVENT THAT TELOCITY ELECTS TO INCORPORATE SUCH LIMITATION, AND USAGE EXCEEDS THE MAXIMUM, TELOCITY MAY, AT ITS DISCRETION, EITHER: PROVIDE AN OPTION TO PURCHASE ADDITIONAL THROUGHPUT; REDUCE THE TRANSMISSION SPEED FOR SERVICE UNTIL THE BEGINNING OF THE NEXT MONTH; OR LIMIT OR SUSPEND SERVICE UNTIL THE BEGINNING OF THE NEXT MONTH.

      2.    Other Use Limitations.

            A. You agree to comply with Federal and State regulations, the rules, regulations and policies, including but not limited to, Telocity's Acceptable Use Policy, which is set forth on the World Wide Web at http:www.telocity.com/acceptableuse and periodically updated. The Acceptable Use Policy is applicable to all your usage of the Telocity Services and any network that you may access through the Telocity Services. You are required to monitor the Acceptable Use Policy by accessing it on the World Wide Web from time to time. You acknowledge that Telocity will not separately provide notice of changes to the Acceptable Use Policy. Any violation of the Acceptable Use Policy shall be cause for Telocity to suspend or terminate the Telocity Services, at its discretion.

            B. NOTHING CONTAINED IN THIS AGREEMENT MAY BE CONSTRUED TO CONVEY TO YOU ANY INTEREST, TITLE, OR LICENSE IN USER IDS, ELECTRONIC MAIL ADDRESS, UNIVERSAL RESOURCE LOCATORS, IP ADDRESSES OR DOMAIN NAMES USED BY YOU IN CONNECTION WITH THE TELOCITY SERVICES.



                                  Confidential

            C. Telocity reserves the right to suspend or terminate the Telocity Services to you, or to suspend or terminate any user IDs, electronic mail addresses, Universal Resource Locators or domain names used by you, in the event it is used in a manner which (i) constitutes violation of any law, regulation or tariff (including, without limitation, copyright and intellectual property laws); (ii) is defamatory, fraudulent, obscene or deceptive; (iii) is intended to threaten, harass or intimidate; (iv) tends to damage the name or reputation of Telocity, its parent, affiliates, partners or subsidiaries; (v) violates the terms or conditions of the Agreement; or (vi) interferes with other customers' use and enjoyment of the Telocity Services provided by Telocity.

            D. You understand and agree that you will maintain control over the use of your Telocity Services. You agree that any attempt to use the Telocity Services to break security, or to access an account which does not belong to you or an account which you are not authorized to access, shall be considered a material breach of the Agreement, and such breach may result in suspension or termination of the Telocity Services to you at Telocity's discretion. You further agree to immediately notify Telocity of (i) any unauthorized use of your account and/or (ii) any breach, or attempted breach, of security known to you.




                                  Confidential

                                    EXHIBIT D

                                     Pricing

              TELOCITY SERVICES PRICING FOR TELECOMMUTERS -- UNITED STATES ONLY

Term - two (2) year minimum
------------------------------------------------------------------------------------
SUBSCRIBER VOLUME                          < 5,000      5001 - 15,000     15,0001 +
                                             SUBS            SUBS            SUBS

STANDARD TELECOMMUTER PACKAGE

Basic Monthly Service, Firewall             $66.95          $61.95          $57.95
Service, VPN Service*

Fee for Basic Monthly Service             $41.95/mth      $41.95/mth      $41.95/mth
(high-speed Internet Access including      per User        per User        per User
one (1) IP Address/User)

Firewall Service fee per Location,       $10/mth per      $8/mth per      $6/mth per
per month                                    User            User            User

VPN Service fee per Location, per        $15/mth per     $12/mth per     $10/mth per
month                                        User            User            User

ADDITIONAL SERVICES

Recurring charge for Locations with       $5/mth per      $4/mth per      $3/mth per
2-14 IP Addresses                            User            User            User

Recurring charge for Locations with      $10/mth per      $7/mth per      $5/mth per
15-29 IP Addresses                           User            User            User

Unlimited usage high priority, per        $5/mth per      $4/mth per      $3/mth per
month                                        User            User            User

DataSafe Back-up Service (includes        $12.95 per      $11.95 per      $10.95 per
100 MBPS of storage space)                   User            User            User

NON-RECURRING CHARGES

Non-recurring installation charge         no charge       no charge       no charge
for Telecommuters who receive at
least two (2) years of Telocity
Services

Non-recurring installation charge       $250 per User   $250 per User   $250 per User
for any Telecommuter whose service
is terminated before at least two
(2) years of Telocity Service.

Non-recurring installation charge       $125 per User   $125 per User   $125 per User
for any Telecommuter whose service
is terminated after the one year
anniversary but prior to the
two-year anniversary of the
Telecommuter's service.
---------------------------------------------------------------------------------------

*  See Paragraph 3, below.



                                  Confidential

Other Payment Terms:

1. Telocity shall waive the shipping and installation charges for Telecommuters who remain on the Telocity Service for a minimum of (2) years. Should GE (or the Telecommuter) cancel service for a Telecommuter prior to the conclusion of the first two (2) years, GE will pay a $250 fee for installation [indicated above] or $125 fee if the service is terminated after the one year anniversary but prior to tbe two-year anniversary of the Telecommuter's service.Telocity will provide GE with a next generation Residential Gateway to replace the Telecommuter's Gateway at such time as it becomes available. At that time, GE will pay $100 for the upgrade.

2. Telocity has not included any pricing for direct access from the Telocity backbone to GE's network or terminating VPN equipment/software at GE Network Edge Locations. Should GE wish to connect to Telocity's network directly instead of through the Internet, additional costs for the dedicated lines depending on speed, number of locations to connect and distance will apply. The type, quantity and price for the terminating VPN equipment/software at the GE Network Edge Locations will be determined based on vendor selection and the number of Telecommuters. Telocity agrees that it shall, at GE's request, bill and collect from Telecommuters charges to pay for any said cost, the proceeds of which would be provided to the party paying for any such direct access charges.

3. At such time as Firewall and VPN services are enabled for any Telecommuter upon receipt of an order from an authorized representative of GE, Telocity will begin delivering such services to the Telecommuter and GE will pay for the Standard Telecommuter Package according to the pricing set forth above, in addition to any other Telocity services being received by the Telecommuter.

          TELOCITY SERVICES PRICING FOR EMPLOYEES -- UNITED STATES ONLY

      For employees of GE who are not a GE Responsible Users for which orders GE has no liability whatsoever, Telocity will offer its standard consumer offering, except that the price will be $41.95 per month. GE and Telocity will work in good faith to develop processes by which (a) Telocity will verify the employment of these non-Telecommuter employees, (b) GE will alert Telocity of changes in employment status that result in these non-Telecommuter employees no longer being able to receive the $41.95 rate and (c) GE may upgrade these employees to Telecommuters. In all other respects, non-Telecommuter employees who subscribe to the Telocity Services will be treated under this Agreement as Affinity Users.

       TELOCITY SERVICES PRICING FOR AFFINITY USERS -- UNITED STATES ONLY

      For third party Affinity Users for which orders GE has no liability whatsoever, Telocity will offer its standard consumer offering at $49.95 per month. With a minimum one-year commitment, Affinity Users will receive the first month free. With a minimum two-year commitment, Affinity Users will also receive the thirteenth month free.



                                  Confidential

                                    EXHIBIT E

                                Support Services

The following terms and conditions, in addition to the terms of the Agreement, shall govern the provision of support services.

1.    Support Levels.

      1.1 First-Tier Support. GE shall be responsible to provide all Telecommuters with support with respect to the proper installation and use of the Residential Gateway and the Telocity Services. Such support includes answering and screening calls, installation assistance, if necessary, account administration, problem identification and diagnosis, efforts to create a repeatable demonstration of reported errors, problems or bugs and, if applicable, the distribution of any patches, fixes or updates made available to GE by Telocity. GE shall not represent to any Telecommuters or other third party that Telocity is available or responsible for supporting Telecommuters directly.

      1.2 Second-Tier Support. Telocity shall provide second-tier support services as described herein. Telocity shall provide support to GE's help desk for the Telocity Equipment, Residential Gateways, and the Telocity Services seven (7) days per week, twenty-four (24) hours per day, three hundred sixty five (365) days per year via telephone and electronic mail. Second-Tier support includes technical support to GE's help desk on installation issues, such as the installation of microfilters for splitterless installations.

      1.3 Third-Tier Support. If any Telecommuter problem remains unresolved after application of first-tier and second-tier support, or if GE experiences problems with the Telocity Equipment that is not resolved after application of second tier support, then Telocity shall provide GE with access to Telocity engineers to help diagnose and remedy the problem at no additional charge to GE.

      1.4 Fourth-Tier Support. If any Telecommuter problem remains unresolved after application of First-, Second-, and Third-Tier support, the Telocity shall provide and GE shall reimburse Telocity for a qualified technician to assist the Telecommuter at his or her office location or home address. Said Fourth-Tier support shall be charged on an hourly basis at Telocity's then current base rate between the hours of 7 a.m. to 7 p.m., Monday through Fridays excepting Federal, GE Corporate and Telocity holidays, and at Telocity's then current after hours rate at all other times, such rate not to exceed 150% of the base rate. Service visits shall be charged as a two hour minimum time, shall be rounded to the next hour and shall include total travel time.

2. Support Limitations. Telocity shall not be responsible for service issues concerning or relating to (i) a User's computer, network, software or hardware (other than the Residential Gateway), (ii) altered, damaged or modified Residential Gateways; (iii) problems caused by a User's negligence or intentional misconduct; or (iv) Residential Gateways used in connection with a Supported Platform or in a hardware environment other than that which the Residential Gateway has been designed to operate.




                                  Confidential

                                    EXHIBIT F

          GE Network Edge Locations for Telocity Equipment Co-location

      GE has the option to choose to connect the GE network in multiple edge locations to the Telocity backbone. Connections between Telocity POP and the GE edge location will be the financial responsibility of GE and operational responsibility of Telocity. The architecture of these edge locations, including the speed of the connection to the Telocity backbone and the Telocity equipment co-located at a GE (or GE supplier) location, will be determined by GE subject to the approval of Telocity which shall not be unreasonably withheld. Telocity shall not charge GE any additional fee, charge or consideration for the management of the co-located edge devices.



                                  Confidential

                                    EXHIBIT G

                                    Security

      At GE's option, Telocity shall offer Virus Protection, Telecommuter VPN and Firewall Service are features to GE telecommuters implemented on the next generation Telocity Gateway which meets GE's reasonable specifications. So long as GE has authorized Telocity to proceed with developing all or any said features on or before April 1, 2000: (i) Said features shall be available no later than December 2000 excepting only the Advanced Firewall Feature which shall be available and field tested no later than November 30, 2000.; (ii) By September 1, 2000 GE and Telocity will agree on an implementation plan and rollout schedule to exchange the existing Telocity Gateway modem for the new Telocity Gateway at those locations required by GE; and (iii) By December 31, 2000 the Advanced Firewall Feature shall be deployed to all existing and new Telecommuters.

      The Virus Protection feature includes PC based client software and automatic downloads of virus definitions. The software is included in the Telocity Gateway installation CD and is distributed to consumers with the Telocity Gateway fulfillment kit. A Special Serial Number for the installation will be sent to GE telecommuters that allows installation of the permanent version of the software (as opposed to the trial version). So long as GE has authorized Telocity to proceed with said implementation at by July 1, 2000, Telocity and GE will cooperate and use commercially reasonable efforts to provide all existing or new Telecommuters the Virus Protection feature by July 2000.

      The integrated VPN feature allows telecommuters to securely exchange data to GE from their local environment using encryption technologies. When users attempt to enter the GE secured network the telecommuter is required to authenticate via a GE Radius server on the DMZ. This will make connectivity into GE's secured network consistent with GE's existing two-factor authentication policies and procedures.

      The Firewall feature prevents unwanted access to the telecommuter's home LAN from the Internet. There will be two versions of this feature: The basic firewall allows the telecommuter to access all destination addresses and ports on the Internet but restrict most incoming access from the Internet. The only configuration option for the basic firewall is the ability to activate or deactivate the feature. The advanced firewall allows the administrators of the Telecommuter service to configure specific templates to be applied to the Telecommuter's Gateway in order to allow or disallow access to and from the home LAN.



                                  Confidential

                                 DELIVERY MATRIX

---------------------------------------------------------------------------------------------
     SERVICE          FEATURE        FIELD TEST       ROLL-OUT              COMMENT
                     AVAILABLE

Virus Protection     July 2000       August 2000     August and       Does not require Next
Feature                                              September 2000   Generation Gateway

Next Generation      July 2000       August 2000     September 2000
Gateway

VPN Feature          October 2000    November 2000   November and     Requires Next
                                                     December 2000    Generation Gateway

Basic Firewall       July 2000       August 2000     September 2000   Does not require Next
                                                                      Generation Gateway

Advanced Firewall    October 2000    November 2000   November and     Requires Next
                                                     December 2000    Generation Gateway
---------------------------------------------------------------------------------------------


                                  Confidential

                                    EXHIBIT H

                       Description of Residential Gateway

      Telocity's Residential Gateway combines a DSL modem, a microprocessor unit and an operating system. The Residential Gateway is a standalone unit that operates independently of the computer's operating system and provides all of the following features:

o high-speed access to the Internet, which is available without the need to establish a dial-up connection;

o     personal computer connectivity with parallel, Ethernet and USB ports;

o     automated Residential Gateway software downloading;

o     technologies for ADSL, SDSL and G.Lite; and

o speeds up to 1.5 megabits per second for SDSL and up to 7.5 megabits per second for ADSL. ADSL supports data rates from 384 Kpbs to 1.544 Mbps when receiving data (downstream rate) and from 128 Kbps to 384 Kbps when sending data (upstream rate). The actual speed realized depends on the distance from the Central Office (i.e., the closer the Telcommuter is to the Central Office, the better chance they have to reach the higher speeds referenced above). Speed can also be affected by line quality, which could be affected based on receivers and other telephone equipment placed on the line.


                                  Confidential

                                    EXHIBIT I

                        Description of Telocity Services


      Telocity Services shall mean at least the following minimum service levels throughout the term of this Agreement.:

o     Always-On Internet Access.

o Unlimited Access. Telocity will provide Telecommuters access to the Internet and our services with no per-minute usage charges.

o E-Mail Accounts. Telocity will provide Telecommuters three e-mail accounts. If a Telecommuter requires additional e-mail accounts, we can provide them for an additional charge.

o Personalized Web Pages. Telocity will provide up to 10 megabytes of storage space for each Telecommuter to store e-mails or design and host individual Web pages.

o Remote Access. Telocity will also provide Telecommuters with access to the Internet, their e-mail accounts and other services remotely by using a toll-free dial-up connection.


                                  Confidential

--------------------------------------------------------------------------------






                                [FORM OF] WARRANT

                           To Purchase Common Stock of

                                 TELOCITY, INC.



                                Warrant No. [1]

                   No. of Shares of Common Stock: [40,000](1)






--------------------------------------------------------------------------------



--------
(1) There will be a separate agreement for each milestone.

                               TABLE OF CONTENTS

                                                                                    PAGE
                                                                                    ----
I.      DEFINITIONS...................................................................1
II.     EXERCISE OF WARRANT...........................................................3
        2.1    Exercise Period........................................................3
        2.2    Exercise Notice; Delivery of Certificates..............................3
        2.3    Payment of Warrant Price...............................................4
        2.4    Payment of Taxes.......................................................4
        2.5    Fractional Shares......................................................4
III.    TRANSFER, DIVISION AND COMBINATION............................................5
        3.1    Transfer...............................................................5
        3.2    Division and Combination...............................................5
        3.3    Expenses...............................................................5
        3.4    Maintenance of Books...................................................5
IV.     ADJUSTMENTS...................................................................5
        4.1    Stock Dividends, Subdivisions and Combinations.........................5
        4.2    Fractional Interests...................................................6
        4.3    Other Capital Reorganization or Reclassification.......................6
V.      NOTICES TO WARRANT HOLDER.....................................................7
        5.1    Notice of Adjustments..................................................7
VI.     NO IMPAIRMENT.................................................................7
VII.    RESERVATION AND AUTHORIZATION OF COMMON STOCK.................................8
VIII.   TAKING OF RECORD; STOCK AND WARRANT TRANSFER OF BOOKS.........................8
IX.     RESTRICTIONS ON TRANSFERABILITY...............................................8
        9.1    Restrictive Legend.....................................................8
        9.2    Notice of Proposed Transfers; Requests for Registration................9
        9.3    Termination of Restrictions............................................9

                                                                                    PAGE
                                                                                    ----
X.      SUPPLYING INFORMATION.........................................................9
XI.     LOSS OR MUTILATION............................................................9
XII.    LIMITATION OF LIABILITY......................................................10
XIII.   REPRESENTATIONS AND WARRANTIES OF COMPANY....................................10
        13.1   Corporate Organization and Authority..................................10
        13.2   Capitalization........................................................10
        13.3   Corporate Power.......................................................10
        13.4   Authorization.........................................................10
        13.5   No Conflict with Other Instruments....................................10
XIV.    REGISTRATION RIGHTS..........................................................11
        14.1   Certain Definitions...................................................11
        14.2   Incidental Registration...............................................12
        14.3   Registration Procedures...............................................13
        14.4   Allocation of Expenses................................................14
        14.5   Indemnification.......................................................14
        14.6   Information by Holder.................................................17
        14.7   Confidentiality of Notices............................................17
        14.8   Termination...........................................................17
        14.9   Reports under the Exchange Act........................................17
XV.     MISCELLANEOUS................................................................18
        15.1   Nonwaiver and Expenses................................................18
        15.2   Notices...............................................................18
        15.3   Successors and Assigns................................................18
        15.4   Amendment; Waiver.....................................................18
        15.5   Severability..........................................................19
        15.6   Section and Other Headings............................................19
        15.7   Governing Law.........................................................19
        15.8   Covenant Regarding Consent............................................19
        15.9   Remedies..............................................................19
        15.10  Subscriber Target.....................................................19

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH AND THE PROVISIONS OF THIS WARRANT.

No. of Shares of Common Stock: [40,000]     Warrant No.  [1]

                                     WARRANT

                           To Purchase Common Stock of

                                 TELOCITY, INC.

                THIS IS TO CERTIFY THAT GENERAL ELECTRIC COMPANY ("GE"), or registered assigns, in exchange for consideration the receipt and sufficiency of which is hereby acknowledged, is entitled, at any time during the Exercise Period (as hereinafter defined), to purchase from Telocity, Inc., a California corporation ("Telocity"), [40,000] shares of Common Stock (subject to adjustment as provided herein), in whole or in part, at a purchase price of $12.00 per share (subject to adjustment as provided herein) all on the terms and conditions and pursuant to the provisions hereinafter set forth.

I.      DEFINITIONS

                The following terms have the meanings set forth below:

                "Board" means the Board of Directors of Telocity.

                "Business Day" means any day that is not a Saturday, a Sunday or a day on which commercial banks are required or permitted by law to be closed in the City of New York.

                "Common Stock" means (except where the context otherwise indicates) the Common Stock, par value $.001 per share, of Telocity.

                "Current Market Price" means, in respect of a share of Common Stock, (i) if the Common stock is listed on a national securities exchange, the Nasdaq National Market or other nationally recognized trading system, the average of the high and low reported sale prices per share of Common Stock on the trading day immediately preceding the date of determination, and (ii) if the Common Stock is not quoted by a national securities exchange, the Nasdaq National Market or other nationally recognized trading system, the "fair market value" per share of Common Stock as determined by the Board and shall be the price that would reflect the economic value of such shares on a fully distributed basis (that is, as if such shares were traded on a free and active market on an exchange or over-the-counter) giving effect to the exercise or conversion of all convertible securities, if any (including the receipt by Telocity of the related exercise or conversion price), in a sale by a willing seller under no compulsion to sell and a willing buyer under no compulsion to buy, without any premium or discount for any reason, including but not limited to any discount related to the offering of such shares, any premium for control or any discount for illiquidity. Notwithstanding the foregoing, if Holder shall object to any determination by the Board pursuant to the preceding sentence, the Board shall retain an independent appraiser reasonably satisfactory to Holder to determine such fair market value.

                "Current Warrant Price" means, in respect of a share of Common Stock on any date herein specified, the price at which a share of Common Stock may be purchased pursuant to this Warrant on such date.

                "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all rules and regulations promulgated thereunder.

                "Expiration Date" means the date which is the earlier of (i) 12 months after the date on which the Subscriber Target was achieved or (ii) termination of the Master Broadband Network Services Agreement dated the date hereof between GE and Telocity (the "Services Agreement"); provided that in no event shall the Expiration Date be later than 42 months following the date of this Warrant.

                "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                "Holder" means the Person in whose name the Warrant set forth herein is registered on the books of Telocity maintained for such purpose.

                "Person" means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof).

                "SEC" means the U.S. Securities and Exchange Commission, or any successor thereto.

                "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

                "Subscriber Target" means [4,000] subscribers, determined as set forth in Section 15.10.

                "Transfer" means any disposition of any Warrant or Warrant Stock or of any interest in either thereof, which would constitute a sale thereof within the meaning of the Securities Act; provided, however, that a Holder may only transfer a Warrant or Warrant Stock to an "Affiliate" as that term is defined in the Services Agreement.

                "Warrant" means this Warrant and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Common Stock for which they may be exercised.

                "Warrant Price" means an amount equal to (i) the number of shares of Common Stock being purchased upon exercise of this Warrant pursuant to
Section 2.1, multiplied by (ii) the Current Warrant Price as of the date of such exercise.

                "Warrant Stock" means the shares of Common Stock issued or issuable upon the exercise of this Warrant.

II.     EXERCISE OF WARRANT

                2.1 Exercise Period. From and after the date on which the Subscriber Target is achieved and until 5:00 P.M., New York time, on the Expiration Date (the "Exercise Period"), Holder may exercise this Warrant, on any Business Day, for all or any part of the Warrant Stock.

                2.2 Exercise Notice; Delivery of Certificates. In order to exercise this Warrant, Holder shall deliver to Telocity at its principal office at 10355 North de Anza Boulevard, Cupertino, California 95014, or at the office or agency designated by Telocity pursuant to Section 15.2, (i) a written notice of Holder's election to exercise this Warrant, specifying the number of shares of Common Stock to be purchased, (ii) an investment representation statement,
(iii) payment of the Warrant Price, and (iv) this Warrant. Such notice shall be substantially in the form of the subscription form appearing at the end of this Warrant as Exhibit A and such investment representation statement shall be substantially in the form appearing at the end of this Warrant as Exhibit B, each duly executed by Holder or its agent or attorney. Upon receipt of such notice, Telocity shall, as promptly as practicable, and, subject to receipt of any necessary regulatory approvals (including expiration of any applicable waiting period), in any event within ten (10) Business Days thereafter, deliver to Holder a duly executed certificate or certificates representing the aggregate number of full shares of Common Stock issuable upon such exercise, together with cash in lieu of any fraction of a share, as hereinafter provided. Such stock certificate or certificates shall be in such denominations and registered in the name designated in the subscription form, subject to Article IX. Holder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares of Warrant Stock for all purposes, as of the date on which all items in clauses (i)-(iii) above have been received by Telocity and all taxes required to be paid by Holder, if any, pursuant to
Section 2.4 have been paid. If this Warrant shall have been exercised in part, Telocity shall deliver to Holder a new Warrant evidencing the rights of Holder to purchase the remaining shares of Common Stock issuable upon exercise of this

Warrant, which new Warrant shall in all other respects be identical with this Warrant. Notwithstanding the foregoing, if in connection with the exercise of a Warrant or acquisition of shares of Common Stock, any regulatory approval shall be required, including expiration of any applicable waiting period, then, if the Warrant is exercised prior to such approval, the Expiration Date shall be extended while any such regulatory approval or waiting period is pending and promptly following receipt of such approval or expiration of such waiting period, the Warrant shall be surrendered and the Warrant Price shall be paid as provided herein.

                2.3 Payment of Warrant Price. Payment of the Warrant Price shall be made at the option of Holder by:

                        (i) certified or official bank check;

                        (ii) the surrender to Telocity of that number of shares
                of Warrant Stock (or the right to receive such number of shares under this Warrant) or shares of Common Stock which have a value (determined by subtracting the Current Warrant Price for such shares from the Current Market Price for such shares) that is equal to or greater than the Current Warrant Price for all shares then being purchased; or

                        (iii) any combination thereof;

provided that Telocity shall have the right to consent to Holder's use of Warrant Stock pursuant to clause (ii) above, such consent not to be unreasonably withheld.

                2.4 Payment of Taxes. Telocity shall pay all expenses, taxes and other governmental charges with respect to the issuance and delivery of the Warrant Stock, unless such tax or charge is imposed by law upon Holder. Telocity shall not be required, however, to pay any transfer tax or other similar charge imposed in connection with the issuance of any certificate for shares of Common Stock in any name other than that of Holder, and in such case Telocity shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the satisfaction of Telocity that no such tax or other charge is due.

                2.5 Fractional Shares. Telocity shall not be required to issue a fractional share of Common Stock upon exercise of any Warrant. As to any fraction of a share which Holder of one or more Warrants would otherwise be entitled to purchase upon such exercise Telocity shall pay a cash adjustment to Holder in respect of such final fraction in an amount equal to the same fraction of the Current Market Price per share of Common Stock on the date of exercise.

III.    TRANSFER, DIVISION AND COMBINATION

                3.1 Transfer. Subject to compliance with Article IX of this Warrant, Transfer of this Warrant and all rights hereunder, in whole or in part, shall be registered on the books of Telocity to be maintained for such purpose, upon surrender of this Warrant at the principal office of Telocity referred to in Section 2.2 or the office or agency designated by Telocity pursuant to
Section 15.2, together with a duly executed written assignment of this Warrant substantially in the form of Exhibit C hereto and funds sufficient to pay any transfer taxes payable upon the making of such Transfer. Upon such surrender and, if required, such payment, Telocity shall, subject to Article IX, execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denomination specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. A Warrant, if properly assigned in compliance with Article IX, may be exercised by a new Holder for the purchase of shares of Common Stock without having a new Warrant issued.

                3.2 Division and Combination. Subject to Article IX, this Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office or agency of Telocity, together with a duly executed written notice specifying the names and denominations in which new Warrants are to be issued. Subject to compliance with Section 3.1 and with Article IX as to any Transfer which may be involved in such division or combination, Telocity shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

                3.3 Expenses. Telocity shall prepare, issue and deliver at its own expense (other than transfer taxes) the new Warrant or Warrants under this
Article III.

                3.4 Maintenance of Books. Telocity agrees to maintain, at its aforesaid office or agency, books for the registration of Warrants and the Transfer of the Warrants.

IV.     ADJUSTMENTS

                The number of shares of Common Stock for which this Warrant is exercisable, or the price at which such shares may be purchased upon exercise of this Warrant, shall be subject to adjustment from time to time as set forth in this Article IV. Telocity shall give Holder notice of any event described below which requires an adjustment pursuant to this Article IV at the time of such event.

                4.1 Stock Dividends, Subdivisions and Combinations. (a) If at any time Telocity shall (i) take a record of the holders of Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, (ii) subdivide or split its Common Stock into a larger number of shares of Common

Stock, or (iii) combine or reclassify its Common Stock into a smaller number of shares of Common Stock, (A) the number of shares of then Common Stock for which this Warrant is exercisable immediately after the occurrence of any such event shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event or the record date therefor, whichever is earlier, would own or be entitled to receive after the happening of such event, and (B) the Current Warrant Price shall be adjusted to equal (x) the Current Warrant Price multiplied by the number of shares of Common Stock for which this Warrant is exercisable immediately prior to the adjustment divided by (y) the number of shares for which this Warrant is exercisable immediately after such adjustment.

        (b) If at any time Telocity shall declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of stock or other securities or property or rights or warrants to subscribe for securities of Telocity or any of its Subsidiaries by way of dividend or spin-off) on its Common Stock other than dividends or distributions of shares of Common Stock which are referred to in Section 4.1, then and in each such case, the number of shares of Common Stock for which this Warrant is exercisable shall be adjusted to equal the number of shares of Common Stock which a record holder of the same number of shares of Common Stock for which this Warrant is exercisable immediately prior to the occurrence of such event would own or be entitled to receive after the happening of such event, and the Current Warrant Price to be in effect after such record date shall be determined by multiplying
(1) the Current Warrant Price in effect immediately prior to such record date by
(2) a fraction, the numerator of which shall be the Current Market Price on such record date less the fair market value of such dividend or distribution per share of Common Stock and the denominator of which shall be such Current Market Price.

                4.2 Fractional Interests. In computing adjustments under this
Article IV, fractional interests in Common Stock shall be taken into account to the nearest 1/10th of a share

                4.3 No Shareholder Rights. This Warrant, by itself, as distinguished from any shares purchased hereunder, shall not entitle its Holder to any of the rights of a shareholder of Telocity.

                4.4 Other Capital Reorganization or Reclassification. If there shall occur any capital reorganization or reclassification of Telocity's Common Stock (other than a change in par value or a subdivision or combination as provided for in Section 4.1), or any consolidation or merger of Telocity with or into another corporation, or a transfer of all or substantially all of the assets of Telocity, then, as part of any such reorganization, reclassification, consolidation, merger or sale, as the case may be, lawful provision shall be made so that Holder shall have the right thereafter to receive upon the exercise of this Warrant the kind and amount of shares of stock or other securities or property which such Holder would have been entitled to receive if, immediately prior to any such reorganization, reclassification, consolidation, merger or sale, as the case may be, Holder had held the number of shares of Common Stock which were then purchasable upon the exercise of this Warrant. In any such case, appropriate adjustment (as reasonably determined in good faith by the Board) shall be made in the application of the provisions set forth in this Warrant with respect to the rights and interests thereafter of Holder of this Warrant, such that the provisions set forth in this Section 4 (including provisions with respect to adjustment of the Warrant Price) shall thereafter be applicable, as nearly as is reasonably practicable, in relation to any shares of stock or other securities or property thereafter deliverable upon the exercise of this Warrant. The foregoing provisions of this Section 4.3 shall similarly apply to successive reorganizations, reclassifications, mergers, consolidations or disposition of assets.

V.      NOTICES TO WARRANT HOLDER

                5.1 Notice of Adjustments. Whenever an adjustment to this Warrant is made pursuant to Article IV, Telocity shall promptly deliver to Holder a certificate executed by the chief financial officer of Telocity setting forth, in reasonable detail, the event requiring the adjustment and the calculation (including the method and information used therein) of such adjustment, specifying the number of shares of Common Stock for which this Warrant is exercisable and (if such adjustment was made pursuant to Section 4.3) describing the number and kind of any other shares of stock or other securities or property for which this Warrant is exercisable, and any change in the purchase price or prices thereof, after giving effect to such adjustment or change. Telocity shall keep at its office or agency designated pursuant to
Section 15.2 copies of all such certificates and cause the same to be available for inspection at said office during normal business hours by any Holder or any prospective purchaser of a Warrant designated by a Holder thereof.

VI.     NO IMPAIRMENT

                Telocity shall not by any action, including, without limitation, amending its articles of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder against impairment. Without limiting the generality of the foregoing, Telocity will take all such action as may be necessary or appropriate in order that Telocity may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, including taking such action as is necessary for the Current Warrant Price to be not less than the par value of the shares of Common Stock issuable upon exercise of this Warrant. Telocity will use its best efforts to obtain all such authorizations, exemptions or consents from any Governmental Authority having jurisdiction thereof as may be necessary to enable Telocity to perform its obligations under this Warrant.

VII.    RESERVATION AND AUTHORIZATION OF COMMON STOCK

                From and after the date of this Warrant, Telocity shall at all times reserve and keep available for issuance upon the exercise of Warrants such number of its authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of all outstanding Warrants. All shares of Common Stock which shall be so issuable, when issued upon exercise of any Warrant and payment therefor in accordance with the terms of such Warrant, shall be duly and validly issued, fully paid and nonassessable, and not subject to preemptive or similar rights.

VIII.   TAKING OF RECORD; STOCK AND WARRANT TRANSFER OF BOOKS

                In the case of all dividends or other distributions by Telocity to the holders of its Common Stock with respect to which any provision of
Article IV refers to the taking of a record of such holders, Telocity will take such record as of the close of business on a Business Day. Telocity will not at any time, except upon dissolution, liquidation or winding up of Telocity, close its stock transfer books or Warrant transfer books so as to prevent or delay the exercise or transfer of any Warrant.

IX.     RESTRICTIONS ON TRANSFERABILITY

                The Warrants and the Warrant Stock shall not be transferred, hypothecated or assigned before satisfaction of the conditions specified in this
Article IX, which conditions are intended to ensure compliance with the provisions of the Securities Act with respect to the Transfer of any Warrant or any Warrant Stock. Holder, by acceptance of this Warrant, agrees to be bound by the provisions of this Article IX.

                9.1 Restrictive Legend. (a) Except as otherwise provided in this
Article IX, each certificate for Warrant Stock initially issued upon the exercise of this Warrant, and each certificate for Warrant Stock issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH."

                (b) Except as otherwise provided in this Article IX, each Warrant shall be stamped or otherwise imprinted with a legend in substantially the following form:

                "THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS

                AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH AND THE PROVISIONS OF THIS WARRANT."

                9.2 Notice of Proposed Transfers; Requests for Registration. Prior to or promptly following any Transfer of any Warrants or any shares of restricted Common Stock, the holder of such Warrants or restricted Common Stock shall give written notice to Telocity of such Transfer. Each certificate, if any, evidencing such shares of restricted Common Stock issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(a), and each Warrant issued upon such Transfer shall bear the restrictive legend set forth in Section 9.1(b), unless in the opinion of counsel to such holder which is reasonably acceptable to Telocity such legend is not required in order to ensure compliance with the Securities Act.

                9.3 Termination of Restrictions. Notwithstanding the foregoing, the restrictions imposed by this Article IX upon the transferability of the Warrants and the Warrant Stock, and the legend requirements of Section 9.1, shall terminate as to any particular Warrant or share of Warrant Stock (i) when and so long as such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when Telocity shall have received an opinion of counsel reasonably satisfactory to it that such Warrant or shares of Warrant Stock may be transferred without registration thereof under the Securities Act. Whenever the restrictions imposed by this Article IX shall terminate as to any share of Warrant Stock, as hereinabove provided, the holder thereof shall be entitled to receive from Telocity, at Telocity's expense, a new certificate representing such Warrant Stock not bearing the restrictive legend set forth in Section 9.1(a).

X.      SUPPLYING INFORMATION

                Telocity shall cooperate with Holder of a Warrant and holder of restricted Common Stock in supplying such information as may be reasonably necessary for such holder to complete and file any information reporting forms presently or hereafter required by the SEC and other regulatory authorities as a condition to the availability of an exemption from the Securities Act for the sale of any Warrant or Warrant Stock.

XI.     LOSS OR MUTILATION

                Upon receipt by Telocity from any Holder of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of this Warrant and indemnity reasonably satisfactory to it (it being understood that the written agreement of GE shall be sufficient indemnity), and in case of mutilation upon surrender and cancellation hereof, Telocity will execute and deliver in lieu hereof a new Warrant of like tenor to such Holder; provided, in the case of mutilation, no indemnity shall be required if this Warrant in identifiable form is surrendered to Telocity for cancellation.

XII.    LIMITATION OF LIABILITY

                No provision hereof, in the absence of affirmative action by Holder to purchase shares of Common Stock, and no enumeration herein of the rights or privileges of Holder hereof, shall give rise to any liability of such Holder for the purchase price of any Common Stock or as a shareholder of Telocity, whether such liability is asserted by Telocity or by creditors of Telocity.

XIII.   REPRESENTATIONS AND WARRANTIES OF COMPANY

                13.1 Corporate Organization and Authority. Telocity is (i) a corporation duly organized, validly existing, and in good standing in its jurisdiction of incorporation and (ii) has the corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

                13.2 Capitalization. The authorized capital of Telocity is set forth in Telocity's Form S-1 Registration Statement as filed with the Securities and Exchange Commission on February 16, 2000, as described therein. The outstanding shares have been duly authorized and validly issued (including, without limitation, issued in compliance with applicable federal and state securities laws), and are fully paid and nonassessable.

                13.3 Corporate Power. Telocity has all requisite legal and corporate power and authority to execute, issue and deliver the Warrant, to issue the Common Stock issuable upon exercise of the Warrant, and to carry out and perform its obligations under the terms of the Warrant.

                13.4 Authorization. All action on the part of Telocity, its officers, directors and shareholders necessary for the authorization, execution, delivery of this Warrant and the performance of Telocity's obligations under this Warrant and for the authorization, reservation, issuance and delivery of the Common Stock issuable upon exercise of the Warrant has been taken and this Warrant constitutes the legally binding and valid obligation of Telocity enforceable in accordance with its terms.

                13.5 No Conflict with Other Instruments. The execution, delivery, and performance of the Warrant will not result in any violation of, be in conflict with, or constitute a default under, with or without the passage of time or the giving of notice, (i) any provision of Telocity's articles of incorporation or by-laws; (ii) any provision of any judgment, decree, or order to which Telocity is a party or by which it is bound or an event which results in the creation of any material lien, charge or encumbrance upon any material assets of Telocity; (iii) any contract, obligation, or commitment to which Telocity is a party or by which it is bound; or (iv) any law, statute, rule, or regulation applicable to Telocity.

XIV.    REGISTRATION RIGHTS

                Telocity hereby acknowledges and agrees that Holder (including its transferees) shall have, with respect to the Warrant Stock, the following registration rights:

                14.1 Certain Definitions. As used in this Article XIV, the following terms shall have the following respective meanings:

                "Demanding Security Holders" has the meaning set forth in
Section 14.2(a).

                "Indemnified Party" has the meaning set forth in Section 14.5.

                "Indemnifying Party" has the meaning set forth in Section 14.5.

                "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by an amendment or prospectus supplement, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                "Registrable Shares" means (i) the shares of Warrant Stock and
(ii) any other shares of Common Stock issued in respect of the Warrant Stock (because of stock splits, stock dividends, reclassifications, recapitalizations or similar events); provided, however, that shares of Common Stock which are Registrable Shares shall cease to be Registrable Shares (A) upon any sale pursuant to an effective Registration Statement or under Rule 144 under the Securities Act, (B) upon any sale in any manner to a Person which, by virtue of
Section 14.9, is not entitled to the rights provided by this Article XIV or (C) such time as all of the Registrable Shares then held by Holder may be sold publicly without restrictions as to volume under Rule 144 under the Securities Act.

                "Registration Expenses" means all expenses incurred in complying with the provisions of Article XIV, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers), exchange listing fees, printing, messenger, telephone and delivery expenses, customary fees and disbursements of underwriters except as set forth below, fees and expenses of counsel for Telocity, the reasonable fees and expenses of not more than one firm of attorneys for the selling security holders (selected by those holding a majority of the shares of Warrant Stock being registered), expenses of any special audits or "cold comfort" letters incident to or required by any such registration, expenses of complying with the securities or blue sky laws of any jurisdiction pursuant to Section 14.3(iv), and the expenses of any Person retained by Telocity, but excluding underwriting discounts and selling commissions attributable to Registrable Shares sold by Holder.

                "Registration Statement" means a registration statement filed by Telocity with the SEC for a public offering and sale of securities of Telocity (other than a registration statement on Form S-4 or Form S-8, or any successor form for securities to be offered in a transaction of the type referred to in Rule 145 under the Securities Act or to employees of Telocity pursuant to any employee benefit plan, respectively).

                14.2 Incidental Registration.

                (a) Whenever Telocity proposes to file on its behalf or on behalf of any of its security holders (the "Demanding Security Holders") a Registration Statement, Telocity will, at least 30 days prior to such filing, give written notice to Holder, whether Holder holds the Warrant or has exercised the Warrant and holds Warrant Stock or shares of any Common Stock, of its intention to do so, which notice shall set forth the intended method of disposition of the securities proposed to be registered by Telocity; provided that no such notice need be given if no Registrable Shares are to be included therein as a result of a determination of the managing underwriter pursuant to
Section 14.2(b) below. Upon the written request of a Holder given within 15 Business Days after Telocity provides such notice, Telocity shall use its best efforts to cause all Registrable Shares which Telocity has been requested by such Holder to register to be registered under the Securities Act to the extent necessary to permit their sale or other disposition in accordance with the provisions set forth in section 14.2(b) below and with the intended methods of distribution specified in the request of such Holder; provided that Telocity shall have the right to postpone or withdraw any registration effected pursuant to this Article without obligation to Holder.

                (b) If the registration for which Telocity gives notice pursuant to Section 14.2(a) above is a registered public offering involving an underwriting, Telocity shall so advise Holder as a part of the written notice given pursuant to such Section. In such event, the right of Holder to include its Registrable Shares in such registration pursuant to this Section shall be conditioned upon such Holder's participation in such underwriting on the terms set forth herein. If Holder propose to distribute its securities through such underwriting, Holder shall enter into an underwriting agreement as agreed upon between Telocity and the underwriters selected by Telocity. Notwithstanding any other provision of this Section, if the managing underwriter shall advise Telocity in writing that, in its opinion, the inclusion of the Registrable Shares requested to be included in the registration concurrently with the securities being registered by Telocity or the Demanding Security Holders would materially and adversely affect the distribution of such securities by Telocity or the Demanding Security Holders, then the amount of securities to be included in the registration shall be reduced to the maximum amount which can be marketed without materially and adversely affecting the distribution of the securities to be included by Telocity or the Demanding Security Holders in such registration and Telocity shall register (i) first, such securities, if any which Telocity proposes to sell in such registration, (ii) second, such securities which are sought to be included by the Demanding Securities Holders in such registration pursuant to contractual registration rights in existence on the date of this Warrant (allocated, if necessary, on a pro rata basis), and (iii) third, Registrable Securities which are sought to be included in such registration by Holder. If a Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to Telocity and any Registrable Shares or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

                14.3 Registration Procedures.

                (a) If and whenever Telocity is required by the provisions of this Article XIV to effect the registration of any Registrable Shares under the Securities Act, Telocity shall, as expeditiously as possible:

                (i) prepare and file with the SEC a Registration Statement with respect to such Registrable Shares and use its best efforts to cause that Registration Statement to be declared effective for a period of time required for disposition of such securities, but not to exceed 180 days;

                (ii) furnish to Holder such reasonable numbers of copies of the Prospectus, including any preliminary Prospectus, in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the public sale or other disposition of the Registrable Shares owned by such Holder;

                (iii) use its best efforts to register or qualify the Registrable Shares covered by the Registration Statement under the securities or blue sky laws of such jurisdictions within the United States as Holder shall reasonably request, and do any and all other acts and things that may be necessary or desirable to enable Holder to consummate the public sale or other disposition in such states of the Registrable Shares owned by such Holder; provided, however, that Telocity shall not be required in connection with this paragraph (iv) to qualify as a foreign corporation or execute a general consent to service of process in any jurisdiction;

                (iv) cause all such Registrable Shares to be listed on each securities exchange or automated quotation system on which similar securities issued by Telocity are then listed;

                (v) provide a transfer agent and registrar for all such Registrable Shares not later than the effective date of such Registration Statement;

                (vi) notify Holder, promptly after it shall receive notice thereof, of the time when such Registration Statement has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed; and

                (vii) following the effectiveness of such Registration Statement, notify each seller of such Registrable Shares of any request by the SEC for the amending or supplementing of such Registration Statement or Prospectus.

                (b) If Telocity has delivered a Prospectus to Holder and after having done so the Prospectus is amended to comply with the requirements of the Securities Act, Telocity shall promptly notify Holder and, if requested, Holder shall immediately cease making offers of Registrable Shares and return all Prospectuses to Telocity. Telocity shall promptly provide Holder with revised Prospectuses and, following receipt of the revised Prospectuses, Holder shall be free to resume making offers of the Registrable Shares.

                (c) In the event that, in the judgment of Telocity, it is advisable to suspend use of a Prospectus included in a Registration Statement due to pending material developments or other events that have not yet been publicly disclosed and as to which Telocity believes public disclosure would be detrimental to Telocity, Telocity shall notify Holder to such effect, and, upon receipt of such notice, Holder shall immediately discontinue any sales of Registrable Shares pursuant to such Registration Statement until such Holder has received copies of a supplemented or amended Prospectus or until such Holder is advised in writing by Telocity that the then current Prospectus may be used and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such Prospectus.

                14.4 Allocation of Expenses. Telocity will pay all Registration Expenses for all registrations of Common Stock under this Warrant. Holder will be responsible for any underwriting discounts and selling commissions attributable to the Registrable Shares sold by Holder through a Registration Statement.

                14.5 Indemnification.

                (a) Telocity will, and hereby does, indemnify and hold harmless Holder and each other holder of Registrable Shares (for purposes of this Article XIV, each, a "Holder"), each of its officers and directors, and each Person, if any, who controls such Holder within the meaning of the Securities Act, with respect to which registration, qualification, or compliance has been effected pursuant to this Article XIV, and each underwriter, if any, and each Person who controls such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, any amendment or supplement to such Registration Statement, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or arising out of or based upon the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Telocity of the Securities Act or any other applicable law and relating to action or inaction required of Telocity in connection with any such registration, qualification or compliance, and Telocity will reimburse such Holder, each of its officers and directors, and each Person controlling such Holder, each such underwriter and each such Person who controls any such underwriter, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action whether or not resulting in any liability; provided, however, that Telocity will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or omission made in such Registration Statement, preliminary Prospectus or Prospectus, any such amendment or supplement, or other document, in reliance upon and in conformity with information furnished to Telocity, in writing, by or on behalf of such Holder, underwriter, officer, director, or controlling Person specifically for use therein.

                (b) Holder will, if Registrable Shares held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, severally and not jointly, indemnify and hold harmless Telocity, each of its directors and officers and each underwriter (if any) and each Person, if any, who controls Telocity or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities (or actions in respect thereof), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Shares were registered under the Securities Act, any preliminary Prospectus or final Prospectus contained in the Registration Statement, any amendment or supplement to the Registration Statement, or other document (including any related registration statement, notification, or the like) incident to any such registration, qualification or compliance, or arising out of or based upon any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, if the statement or omission was made in reliance upon and in conformity with information relating to such Holder furnished in writing to Telocity by or on behalf of such Holder specifically for use in such Registration Statement, Prospectus, amendment or supplement, or other document; provided, however, that the obligations of a Holder hereunder shall be limited to an amount equal to the net proceeds to such Holder of Registrable Shares sold in connection with such registration.

                (c) Each party entitled to indemnification under this Section (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided, that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld or delayed); and, provided, further, that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section except to the extent that the Indemnifying Party has been prejudiced by such failure. The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall pay such expense if representation of such Indemnified Party by the counsel retained by the Indemnifying Party would be inappropriate due to actual or potential differing interests between the Indemnified Party and any other party represented by such counsel in such proceeding; provided further that in no event shall the Indemnifying Party be required to pay the expenses of more than one law firm per jurisdiction as counsel for the Indemnified Party. The Indemnifying Party also shall be responsible for the expenses of such defense if the Indemnifying Party does not elect to, or fails to, assume such defense. No Indemnifying Party, in the defense of any such claim or litigation shall, except with the written consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation, and no Indemnified Party shall consent to entry of any judgment or settle such claim or litigation without the prior written consent of the Indemnifying Party.

                (d) In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any Holder of Registrable Securities exercising rights under this Article XIV, or any controlling Person of any such Holder makes a claim for indemnification pursuant to this Section 14.5 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 14.5 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any such selling Holder or any such controlling Person in circumstances for which indemnification is provided under this Section 14.5; then, and in each such case, Telocity and such Holder will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that such Holder is responsible for the portion represented by the percentage that the public offering price of its Registrable Shares offered by the Registration Statement bears to the public offering price of all securities offered by such Registration Statement, and Telocity is responsible for the remaining portion; provided, however, that, in any such case
(A) no such Holder will be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such Registration Statement; and (B) no Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) will be entitled to contribution from any other Person who was not guilty of such fraudulent misrepresentation.

                14.6 Information by Holder. If Holder's Registrable Shares are included in any registration, Holder shall furnish to Telocity such information regarding such Holder and the distribution proposed by such Holder as Telocity may reasonably request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Article XIV.

                14.7 Confidentiality of Notices. Any Holder receiving any written notice from Telocity regarding Telocity's plans to file a Registration Statement shall treat such notice confidentially and shall not disclose such information to any Person other than as necessary to exercise its rights under this Article XIV.

                14.8 Termination. Telocity's obligations under Article XIV of this Warrant shall terminate on the earlier of (i) the date on which Holder can sell all of its Registrable Shares under Rule 144 of the Securities Act , (ii) the date upon which the right to exercise this Warrant terminates without having been exercised and (iii) the date on which the Services Agreement is terminated.

                14.9 Reports under the Exchange Act. With a view to making available to Holder the benefits of Rule 144 of the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of Telocity to the public without registration, or pursuant to a registration on Form S-3, Telocity agrees to:

                (a) make and keep public information available, as those terms are understood and defined in Rule 144 after the date that Telocity becomes subject to the periodic reporting requirements of the Exchange Act;

                (b) take such reasonable action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable Holder to utilize From S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the first Registration Statement filed by Telocity for the offering of its securities to the general public is declared effective;

                (c) file with the SEC in a timely manner all reports and other documents required of Telocity under the Securities Act and the Exchange Act; and

                (d) furnish to any Holder, so long as Holder owns any Registrable Securities, forthwith upon request (i) a written statement by Telocity that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of Telocity and such other reports and documents so filed by Telocity, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

XV.     MISCELLANEOUS

                15.1 Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice Holder's rights, powers or remedies. If Telocity fails to make, when due, any payments provided for under this Warrant, or fails to comply with any other provision of this Warrant, Telocity shall pay to Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys' fees, including those of appellate proceedings, incurred by Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.

                15.2 Notices. All notices and communications to be given or made under this Warrant shall be in writing and delivered by hand-delivery, registered first class mail (return receipt requested), facsimile, or air courier guaranteeing overnight delivery, addressed as follows, or to such other Person or address as the party named below may designate by notice:

                (a) If to any Holder or holder of Warrant Stock, at its last known address (or telecopier number) appearing on the books of Telocity maintained for such purpose or if different the address (or telecopier number) last provided by Holder to Telocity in accordance with this Section 15.2.

                (b) If to Telocity at

                    10355 North de Anza Boulevard, Cupertino, California 95014

Each such notice or other communication shall be deemed effective (i) acknowledged or if given by telecopy, when the telecopy is transmitted to the number specified herein and the intended recipient confirms receipt of the telecopy or the sender receives an electronic confirmation of successful transmission or (ii) if given by any other means, when received at the address specified herein.

                15.3 Successors and Assigns. Subject to the provisions of
Section 3.1 and Article IX, this Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of Telocity and the successors and assigns of Holder. No other Person shall have any right, benefit or obligation under this Warrant.

                15.4 Amendment; Waiver. Any provision of this Warrant may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by Holder and Telocity, or in the case of a waiver, by the party against whom the waiver is to be effective. No Warrant may be modified or amended to reduce the number of shares of Common Stock for which such Warrant is exercisable or to increase the price at which such shares may be purchased upon exercise of such Warrant (before giving effect to any adjustment as provided therein) without the prior written consent of Holder.

                15.5 Severability. If one or more provisions of this Warrant are held to be unenforceable to any extent under applicable law, such provision shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by law so as to effectuate the parties' intent to the maximum extent, and the balance of this Warrant shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms to the maximum extent permitted by law.

                15.6 Section and Other Headings. The section and headings contained in this Warrant are for the convenience only and shall not affect the meaning or interpretation of this Warrant.

                15.7 Governing Law. This Warrant shall be governed by, construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law principles of such state.

                15.8 Covenant Regarding Consent. Telocity covenants to use its best efforts upon the request of a Holder to seek any waivers or consents, or to take any other action required, to effectuate the exercise of this Warrant and the rights hereunder by any Holder.

                15.9 Remedies. No failure or delay by either party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereon preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law. In any action or proceeding brought to enforce any provision of this Warrant or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                15.10 Subscriber Target. As of any date, the Subscriber Target shall include all Users (as such term is defined in the Services Agreement) installed and currently active in accordance with the Services Agreement plus those subscriber orders which have been pending installation for 14 days or greater at such date.



                         [SIGNATURES BEGIN ON NEXT PAGE]

        IN WITNESS WHEREOF, Telocity has caused this Warrant to be duly executed and attested by its Corporate Secretary.


Dated:

                                            TELOCITY, INC.



                                            By:
                                               ---------------------------------
                                               Name:
                                               Title:


Attest:


By:
   ---------------------------------
   Name:
   Title:

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 [To be executed only upon exercise of Warrant]

                The undersigned registered owner of this Warrant irrevocably exercises this ___ Warrant for the purchase of ______ Shares of Common Stock of Telocity, Inc. and herewith makes payment therefor (in cash or as otherwise permitted in this Warrant), all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to _____________ whose address is _________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in this Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.



                                            -------------------------------
                                            (Name of Registered Owner)


                                            -------------------------------
                                            (Signature of Registered Owner)


                                            -------------------------------
                                            (Street Address)


                                            -------------------------------
                                            (City)     (State)    (Zip Code)



NOTICE: The signature on this subscription must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                       INVESTMENT REPRESENTATION STATEMENT

                                 Warrant Shares
                     (as defined in the attached Warrant) of
                                 TELOCITY, INC.

        In connection with the purchase of the above-listed securities, the undersigned hereby represents to Telocity, Inc. (the "Company") as follows:

        (a) The securities to be received upon the exercise of the Warrant (the "Securities") will be acquired for investment for its own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof, and the undersigned has no present intention of selling, granting participation in or otherwise distributing the same, but subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. By executing this Statement, the undersigned further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer, or grant participations to such person or to any third person, with respect to any Securities issuable upon exercise of the Warrant.

        (b) The undersigned understands that the Securities issuable upon exercise of the Warrant at the time of issuance may not be registered under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws, on the ground that the issuance of such securities is exempt pursuant to
Section 4(2) of the Act and state law exemptions relating to offers and sales not by means of a public offering, and that the Company's reliance on such exemptions is predicated on the undersigned's representations set forth herein.

        (c) Except for a transfer by the undersigned, in the event the undersigned is a partnership, to a limited or general partner of such partnership, the undersigned agrees that in no event will it make a disposition of any Securities acquired upon the exercise of the Warrant unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) it shall have furnished the Company with an opinion of counsel reasonably satisfactory to the Company and Company's counsel to the effect that (A) appropriate action necessary for compliance with the Act and any applicable state securities laws has been taken or an exemption from the registration requirements of the Act and such laws is available, and (B) the proposed transfer will not violate any of said laws. Notwithstanding the foregoing, no opinion of counsel shall be required for any transfer to an affiliate (as such term is defined in Rule 405 of the Act) of the undersigned.

        (d) The undersigned acknowledges that an investment in the Company is highly speculative and represents that it is able to fend for itself in the transactions contemplated by this Statement, has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investments, and has the ability to bear the economic risks (including the risk of a total loss) of its investment. The undersigned represents that it has had the opportunity to ask questions of the Company concerning the Company's business and assets and to obtain any additional information which it considered necessary to verify the accuracy of or to amplify the Company's disclosures, and has had all questions which have been asked by it satisfactorily answered by the Company.

        (e) The undersigned acknowledges that the Securities issuable upon exercise of the Warrant must be held indefinitely unless subsequently registered under the Act or an exemption from such registration is available. The undersigned is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things, the existence of a public market for the shares, the availability of certain current public information about the Company, the resale occurring not less than one year after a party has purchased and paid for the security to be sold, the sale being through a "broker's transaction" or in transactions directly with a "market makers" (as provided by Rule 144(f)) and the number of shares being sold during any three-month period not exceeding specified limitations.

        Dated:
              ----------------------


                                            ------------------------------------
                                            (Typed or Printed Name)


                                            By:
                                               ---------------------------------
                                                   (Signature)

                                            ------------------------------------
                                            (Title)

                                    EXHIBIT C

                                 ASSIGNMENT FORM

                FOR VALUE RECEIVED the undersigned registered owner of this ___ Warrant hereby sells, assigns and transfers unto the Assignee named below all of the rights of the undersigned under this Warrant, with respect to the number of shares of Common Stock set forth below:

Name and Address of Assignee                      No.  of Shares of Common Stock
----------------------------                      ------------------------------



and does hereby irrevocably constitute and appoint ___________________________ attorney-in-fact to register such transfer on the books of Telocity, Inc. maintained for the purpose, with full power of substitution in the premises.

Dated:                                      Print Name:
       ---------------------                           -------------------------

                                            Signature:
                                                      --------------------------

                                            Witness:
                                                    ----------------------------




NOTICE: The signature on this assignment must correspond with the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.